The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 19, 2015

Filed Pursuant to Rule 424(B)(5)
Registration No. 333-199842

Preliminary Prospectus Supplement
(To prospectus dated November 4, 2014)

$1,033,000,000

XLIT Ltd.

$  % Subordinated Notes due 2025
$  % Subordinated Notes due 2045

Guaranteed by
XL Group plc

We are offering $   aggregate principal amount of our  % Subordinated Notes due 2025 (the “2025 subordinated notes”) and $   aggregate principal amount of our  % Subordinated Notes due 2045 (the “2045 subordinated notes”). The 2025 subordinated notes and the 2045 subordinated notes are referred to collectively as the “subordinated notes.” The 2025 subordinated notes offered hereby are scheduled to mature on  , 2025, and the 2045 subordinated notes offered hereby are scheduled to mature on  , 2045. The maturity of the subordinated notes shall be deferred in certain circumstances, as described in “Description of the Subordinated Notes and Guarantees—Redemption; Conditions to Redemption—Final Redemption.”

Interest on the subordinated notes will be payable on   and  of each year, beginning on  , 2015. We are required to defer interest payments in certain circumstances, as described in “Description of the Subordinated Notes and Guarantees—Deferral of Interest Payments; Arrears of Interest—Mandatory Deferral of Interest Payments.” Any interest which is deferred will bear no interest.

The net proceeds of the subordinated notes are expected to be used to finance a portion of the cash consideration for the previously announced acquisition (the “Acquisition”) of Catlin Group Limited (“Catlin”). If the Acquisition is not consummated, or the implementation agreement setting forth the terms of the Acquisition (the “Implementation Agreement”) is terminated, in each case, on or prior to December 15, 2015, we will be required to redeem all of the subordinated notes of each series then outstanding at a redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including arrears of interest) to, but excluding, the special mandatory redemption date, and any additional amounts thereon. The special mandatory redemption date is the earlier to occur of (i) December 31, 2015, if the Acquisition has not been consummated on or prior to December 15, 2015 or (ii) the 15th day following the termination of the Implementation Agreement. See “Description of the Subordinated Notes and Guarantees—Special Mandatory Redemption.”

Beginning on  , 2020, and subject to the satisfaction of the applicable conditions to redemption, we will be entitled to redeem each series of subordinated notes in whole at any time, or in part from time to time, at the make-whole redemption prices described in this prospectus supplement. See “Description of the Subordinated Notes and Guarantees—Redemption; Conditions to Redemption—Optional Redemption.” We will also be entitled to redeem each series of subordinated notes in the event of certain changes in applicable tax laws or applicable regulatory requirements, subject to the satisfaction of all applicable conditions to redemption. See “Description of the Subordinated Notes and Guarantees—Redemption; Conditions to Redemption—Specified Event Redemption.”

Each series of subordinated notes will be issued only in minimum denominations of $2,000 and increments of $1,000 in excess thereof. Each series of subordinated notes will be obligations of XLIT Ltd. and will be fully and unconditionally guaranteed on an unsecured and subordinated basis by XL Group plc, which we refer to as the “guarantees.”

Each series of subordinated notes will be unsecured and subordinated and will rank in right of payment junior to all of our existing and future unsubordinated debt, and pari passu with all of our future debt that by its terms ranks equally in right of payment with the subordinated notes upon our winding-up. The guarantees will be unsecured and subordinated and will rank in right of payment junior to all of the guarantor’s existing and future unsubordinated obligations, and pari passu with all of the guarantor’s future obligations that by their terms rank equally in right of payment with the guarantees upon a winding-up of the guarantor.

See “Risk Factors” beginning on page S-13 of this prospectus supplement to read about important factors you should consider before buying the subordinated notes.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discounts		Proceeds to Us Before Expenses(1)
Per 2025 Subordinated Note		%		%		%
Total	$		$		$
Per 2045 Subordinated Note		%		%		%
Total	$		$		$

(1)

The public offering prices set forth above do not include accrued interest, if any. Interest on the subordinated notes will accrue from March  , 2015 and must be paid by the underwriters if the subordinated notes are delivered after March  , 2015.

We have applied to list the 2025 subordinated notes and the 2045 subordinated notes on the New York Stock Exchange under the symbols “XL25” and “XL45,” respectively. We expect trading in the subordinated notes on the New York Stock Exchange to begin within 30 days of the original issue date.

The underwriters expect to deliver the subordinated notes through the facilities of The Depository Trust Company against payment in New York, New York on or about March  , 2015.

Joint Book-Running Managers

Morgan Stanley		Goldman, Sachs & Co.
Citigroup	Deutsche Bank Securities	HSBC

The date of this prospectus supplement is March  , 2015.

Prospectus Supplement

i

CERTAIN DEFINITIONS

In this prospectus supplement and in the accompanying prospectus, unless the context requires otherwise and except as otherwise indicated, “we,” “us” and “our” refer to XL Group plc and its subsidiaries, “XL Group” or the “Guarantor” refers to XL Group plc and not any of its subsidiaries and “XL-Cayman” or the “Issuer” refers to XLIT Ltd. and not any of its subsidiaries. In referring to the parties providing this prospectus supplement and the accompanying prospectus and making the statements set forth herein, “we,” “us” and “our” refer to both XL-Cayman and XL Group.

The subordinated notes are obligations of XL-Cayman and are guaranteed by XL Group. Accordingly, other than in the sections of this prospectus supplement that describe the business of XL-Cayman and XL Group, unless the context otherwise requires, “we,” “us” and “our” refer to XL-Cayman.

NOTICE

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the subordinated notes and related guarantees and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the subordinated notes offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this prospectus supplement and the accompanying prospectus and any document incorporated by reference herein speaks only as of the date of the document that contains it, unless another date is specifically indicated to apply.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the subordinated notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.

XLIT Ltd. and XL Group plc

XL Group plc, through its subsidiaries, including XLIT Ltd., is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis. XL Group is organized into two operating segments: Insurance and Reinsurance.

XL Group is incorporated in Ireland. XL Group’s principal executive offices are located at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland. XL Group’s telephone number is +353 (1) 400-5500. XL Group’s website address is www.xlgroup.com. The information contained on XL Group’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

XL-Cayman is incorporated in the Cayman Islands and is a wholly-owned subsidiary of XL Group. XL-Cayman’s principal executive offices are located at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland. XL-Cayman’s telephone number is +353 (1) 400-5500.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

The Acquisition

As previously announced, we have entered into an Implementation Agreement with Catlin, pursuant to which we have agreed to offer to acquire the entire issued and to be issued share capital of Catlin for cash and newly issued shares of XL Group (the “XL Shares”) to form a combined business. The Acquisition is intended to be effected by means of a two-step, integrated process comprising a scheme of arrangement under Section 99 of the Companies Act 1981 Bermuda (the “Companies Act”) required to be sanctioned by the Supreme Court of Bermuda, followed immediately by a merger of Catlin with and into Green Holdings Limited, a wholly owned subsidiary of XL Group (“XL Group Sub”), under Section 104H of the Companies Act. In certain circumstances set forth in the Implementation Agreement, the Acquisition may alternatively be effected by means of a takeover offer or by a single-step merger of Catlin with and into XL Group Sub under the Companies Act.

Resolutions related to the Acquisition are to be proposed at a meeting of Catlin’s shareholders to be convened at the direction of the Supreme Court of Bermuda to approve the Scheme (the “Court Meeting”) as well as a special general meeting to be held immediately thereafter to approve certain related implementation matters in connection with the Acquisition (the “General Meeting”). It is currently expected that the Court Meeting and General Meeting will be held in the second quarter of 2015, and the Acquisition is expected to become effective in mid-2015, subject to receipt of the requisite regulatory approvals and clearances and to the satisfaction (or waiver) of the other conditions to the Acquisition. The Implementation Agreement also includes customary termination provisions for both XL Group and Catlin.

We intend to use the net proceeds from this offering, together with cash on hand, to finance the cash consideration for the Acquisition. The Acquisition, including the issuance of the XL Shares, together with the issuance of the subordinated notes offered hereby and the use of proceeds therefrom, are herein referred to as the “Transactions.” This offering is not conditioned on the completion of the Transactions. However, if the Acquisition is not consummated or the Implementation Agreement is terminated, in each case, on or prior to December 15, 2015, we will be required to redeem all of the subordinated notes of each series then outstanding at a redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including arrears of interest), to, but excluding, the special mandatory redemption date, and any additional amounts thereon. See “Description of the Subordinated Notes and Guarantees—Special Mandatory Redemption.”

Catlin Group Limited

Catlin is a global specialty property and casualty insurer and reinsurer, writing more than 30 lines of business. Catlin maintains six underwriting hubs in London/UK, Bermuda, the United States, Asia Pacific, Europe and Canada.

The Offering

The following summary contains basic information about the subordinated notes and is not intended to be complete. For a more complete understanding of the subordinated notes, please refer to the section of this prospectus supplement entitled “Description of the Subordinated Notes and Guarantees.” Defined terms used in this “Prospectus Supplement Summary—The Offering” section are as defined under “Description of the Subordinated Notes and Guarantees.”

Issuer	XLIT Ltd. (“ XL-Cayman” or the “ Issuer”).
Guarantor	XL Group plc, the direct parent of the Issuer (“ XL Group” or the “ Guarantor”).
Notes Offered	$ aggregate principal amount of % subordinated notes due 2025 (the “ 2025 subordinated notes”).
$ aggregate principal amount of % subordinated notes due 2045 (the “ 2045 subordinated notes” and, together with the 2025 subordinated notes, the “ subordinated notes”).
Maturity

 , 2025 for the 2025 subordinated notes (the “ 2025 Scheduled Maturity Date”) and  , 2045 for the 2045 subordinated notes (the “ 2045 Scheduled Maturity Date” and, together with the 2025 Scheduled Maturity Date, the “ Scheduled Maturity Date”); provided, in each case, that the applicable Conditions to Redemption (as defined below) have been satisfied.

Interest

Each series of subordinated notes will bear interest from  , 2015. Interest on the subordinated notes will be payable semi-annually in arrears on   and   of each year, commencing on  , 2015; provided that no Mandatory Deferral Event (as defined below) has occurred and is continuing on the applicable interest payment date.

Guarantees	Each series of subordinated notes will be fully and unconditionally guaranteed on a subordinated basis by the Guarantor.
Ranking

Each series of subordinated notes will be the Issuer’s unsecured subordinated obligations and will rank in right of payment junior to all of the Issuer’s existing and future unsubordinated debt, and pari passu with all of the Issuer’s future debt that by its terms ranks equally in right of payment with the subordinated notes upon a winding-up of the Issuer. The guarantees will be the Guarantor’s unsecured subordinated obligations and will rank in right of payment junior to all of the Guarantor’s existing and future unsubordinated obligations, and pari passu with all of the Guarantor’s future obligations that by their terms rank equally in right of payment with the guarantees upon a winding-up of the Guarantor. Each series of subordinated notes and the guarantees will be structurally subordinated to all claims of creditors (including policyholders and trade creditors) of the Issuer’s subsidiaries.

As of December 31, 2014, XL Group had $20.6 million of unconsolidated liabilities and XL-Cayman had $1.7 billion of unconsolidated liabilities, in each case excluding intercompany indebtedness and guarantees of subsidiary indebtedness. In addition, as of December 31, 2014, XL-Cayman’s subsidiaries had $31.9 billion of liabilities. XL Group, through its subsidiaries, expects to assume $11.4 billion of Catlin’s liabilities in connection with the Acquisition.

Mandatory Interest Deferral

If, as of any interest payment date, a Mandatory Deferral Event has occurred and is continuing or would occur if payment of interest accrued on a series of subordinated notes were made on such interest payment date, the Issuer or the Guarantor, as applicable, will be required to defer payment of all (and not less than all) of the interest accrued and unpaid on such series of subordinated notes as of such interest payment date. Any such failure to pay interest on the applicable interest payment date will not constitute a default by the Issuer or the Guarantor, as applicable, and will not give holders or the Trustee any right to accelerate repayment of the subordinated notes.

A “ Mandatory Deferral Event” with respect to a series of subordinated notes shall be deemed to have occurred if, at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, as of the relevant date (i) a corresponding payment would result in, or accelerate the occurrence of, an Insolvency Event; (ii) the Issuer or the Guarantor, as applicable, has received prior written notice, in accordance with regulations applicable at such time, of an order, direction or other instruction of the Competent Supervisory Authority (a) prohibiting the Issuer from making payments under that series of subordinated notes, (b) prohibiting the Guarantor from making any payments under its guarantee of that series of subordinated notes or (c) requiring the Guarantor or any other member of the Regulated Group under its jurisdiction to procure or otherwise ensure compliance with any of the foregoing and, in the case of each of (a), (b) and (c), such order, direction or other instruction remains in effect; or (iii) a Solvency Capital Event either has occurred on or prior to such date and is continuing on such date or would be caused by the payment of interest and/or arrears of interest on the subordinated notes of such series on the relevant date, unless, in the case of this clause (iii), on or prior to such date, (a) the Competent Supervisory Authority has given, and not withdrawn by such date, its prior consent to the payment of the relevant interest and/or arrears of interest and (b) the Minimum Capital Requirement is complied with after such payment is made.

For more information and the definitions of “ Applicable Supervisory Regulations,” “ Competent Supervisory

Authority,” “ Regulated Group,” “ Solvency Capital Event,” “ Insolvency Event” and “ Minimum Capital Requirement,” see “ Description of the Subordinated Notes and Guarantees— Deferral of Interest Payments; Arrears of Interest— Mandatory Deferral of Interest Payments” and “— Certain Definitions; Interpretation.”

Arrears of Interest

Any interest in respect of a series of subordinated notes not paid on an interest payment date, together with any interest in respect of such series of subordinated notes not paid on an earlier interest payment date will, so long as they remain unpaid, constitute “ arrears of interest” in respect of such series of subordinated notes. Arrears of interest on the subordinated notes of a series will remain payable for so long as it remains unpaid, and, for the avoidance of doubt, any claims thereon shall rank in right of payment pari passu with the subordinated notes of such series. Arrears of mandatorily deferred interest will bear no interest.

At the Issuer’s option, arrears of interest on a series of subordinated notes may be paid in whole or in part to the persons in whose names the subordinated notes of such series are registered as of the close of business on the 15th calendar day immediately preceding the date on which payment of such arrears of interest is to be made; provided that the Issuer shall not make any payment of arrears of interest if a Mandatory Deferral Event has occurred and is continuing to occur as of the time of such payment.

If not previously paid, arrears of interest with respect to a series of subordinated notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of: (i) the next interest payment date for such series of subordinated notes on which no Mandatory Deferral Event is continuing or would occur as a result of such payment; or (ii) the date on which a winding-up of the Issuer or the Guarantor occurs; or (iii) the Final Maturity Date (as defined below) for such series of subordinated notes; provided that in the event of there being arrears of interest on the Final Maturity Date, such arrears of interest shall be paid before any repayment of principal.

See “ Description of the Subordinated Notes and Guarantees— Deferral of Interest Payments; Arrears of Interest— Arrears of Interest.”
Additional Amounts

All amounts payable in respect of a series of subordinated notes (including, for the avoidance of doubt, payments under the related guarantees) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing

Jurisdiction unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. Subject to certain exceptions, if the Issuer (or the Guarantor, as applicable) is required to make any such withholding or deduction under applicable law, the Issuer (or the Guarantor, as applicable) will pay, or cause to be paid, such additional amounts on such series of subordinated notes as may be necessary in order that the net amounts receivable by a holder of such series of subordinated notes after such withholding or deduction (including any withholding or deduction from such additional amounts) shall equal the respective amounts that would have been receivable by such holder of such series of subordinated notes had no such withholding or deduction been required (the “ Additional Amounts”). See “ Description of the Subordinated Notes and Guarantees— Payment of Additional Amounts.”

Redemption	Each series of subordinated notes is subject to final redemption, optional redemption and redemption upon the occurrence of the specified events described below.
Final Redemption:

Unless previously redeemed or purchased and canceled, each series of subordinated notes will become finally due and payable, and will be redeemed, on the Final Maturity Date for such series of subordinated notes at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including arrears of interest) on such series of subordinated notes to, but excluding, the Final Maturity Date, and any Additional Amounts thereon.

“ Final Maturity Date” with respect to a series of subordinated notes means:

(i) if, on the applicable Scheduled Maturity Date, the applicable Conditions to Redemption are satisfied and would continue to be satisfied if such final redemption payment were made or no such Conditions to Redemption apply, the applicable Scheduled Maturity Date, or (ii) otherwise, following the applicable Scheduled Maturity Date, the earlier of (a) the date falling 10  business days after the applicable Conditions to Redemption are satisfied and would continue to be satisfied if the final redemption payment were made (so long as such conditions continue to be so satisfied on such 10th business day) and (b) a winding-up of the Issuer or the Guarantor.

In the event that a series of subordinated notes is not redeemed as a result of a failure to satisfy the applicable Conditions to Redemption, interest on such series of subordinated notes will continue to accrue and be paid on each interest payment date (subject to the mandatory deferral provisions set forth above) until the first date on which final payment on such series of subordinated notes may be made (as described above), at which time the subordinated notes of such series will become due and payable and will be finally redeemed at the principal amount of the subordinated notes of such series, together with accrued and unpaid interest (including any arrears of interest) and any Additional Amounts thereon in the manner and subject to the conditions described herein.

Optional Redemption

Beginning on  , 2020, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on such series of subordinated notes, each series of subordinated notes may be redeemed, in whole at any time or in part from time to time, at the Issuer’s option, on not less than 30 nor more than 60 days’ notice, at the applicable make-whole redemption prices described in “ Description of the Subordinated Notes and Guarantees— Redemption; Conditions to Redemption— Optional Redemption.”

Specified Events Redemption:

Each series of subordinated notes may be redeemed at the Issuer’s option and sole discretion, in whole, but not in part, within 90 days following the occurrence of a Specified Event; provided that, at the time of such redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such redemption will be deferred until such time as the Conditions to Redemption are satisfied. A series of subordinated notes will be redeemed at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including arrears of interest) on such series of subordinated notes to, but excluding, the date fixed for redemption, and any Additional Amounts thereon.

A “ Specified Event” means, with respect to a series of subordinated notes, the occurrence of any of an Additional Amounts Event, a Tax Event or a Regulatory Event relating to such series of subordinated notes.

For more information and the definitions of “ Additional Amounts Event,” “ Tax Event” and “ Regulatory Event,” see “ Description of the Subordinated Notes and Guarantees— Redemption; Conditions to Redemption— Specified Event Redemption and “— Certain Definitions; Interpretation.”

Special Mandatory Redemption	The net proceeds of the subordinated notes are expected to be used to finance a portion of the cash consideration of the Acquisition. If the Acquisition is not consummated,

or the Implementation Agreement is terminated, in each case, on or prior to December 15, 2015, the Issuer will be required to redeem all of the subordinated notes of each series then outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including arrears of interest) to, but excluding, the Special Mandatory Redemption Date, and any Additional Amounts thereon. See “ Description of the Subordinated Notes and Guarantees— Special Mandatory Redemption.”

Use of Proceeds	We intend to use the net proceeds of this offering, together with cash on hand, to finance the cash consideration for the Acquisition.

Pending application as described above, we intend to place the net proceeds of this offering in an escrow account to satisfy funds certain requirements for the Acquisition as required by XL Group’s financial advisers.

Covenants

The subordinated indenture governing the subordinated notes will restrict the ability of the Issuer and the Guarantor to consolidate, merge or transfer its assets substantially in the entirety to another person.

The subordinated indenture governing the subordinated notes will not contain any other restrictive covenants.
Limited Rights of Acceleration

An “ event of default” with respect to each series of subordinated notes will occur only upon a winding-up of the Issuer or the Guarantor. The right of acceleration only applies upon the occurrence of an event of default as described above. For the avoidance of doubt, any failure to pay interest on a series of subordinated notes when due as a result of a Mandatory Deferral Event or any failure to pay principal of a series of subordinated notes when due as a result of any of the Conditions to Redemption not being satisfied shall not constitute an event of default under the subordinated indenture or such series of subordinated notes.

See “ Description of the Subordinated Notes and Guarantees— Events of Default.”
Form and Minimum Denomination

Each series of subordinated notes will be issued in fully registered form, without coupons, with a minimum denomination of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

Replacement Capital Covenant

The supplemental indenture governing the subordinated notes will provide that the 2045 subordinated notes will become “ covered debt” under the Existing RCC, effective as of the issuance of the 2045 subordinated notes. By purchasing the 2045 subordinated notes, holders of the 2045 subordinated notes, as holders of the then-effective series of “ covered debt” under the Existing RCC, are irrevocably consenting to the termination of the Existing RCC, effective as of the issuance of the 2045 subordinated notes. We will enter into a New RCC in connection with our Series E Preferred for the initial benefit of the holders of the 2045 subordinated notes, effective as of the issuance of the 2045 subordinated notes. For more information and the definitions of “ Existing RCC,” “ New RCC” and “ Series E Preferred,” see “ Description of the Replacement Capital Covenant.” The 2025 subordinated notes will not become “ covered debt” under the Existing RCC or the New RCC.

Trustee, Registrar and Principal Paying Agent	Wells Fargo Bank, National Association.
Governing Law	The subordinated notes and the subordinated indenture will be governed by the laws of the State of New York.
Listing and Trading

We have applied to list the 2025 subordinated notes and the 2045 subordinated notes on the New York Stock Exchange under the symbols “ XL25” and “ XL45,” respectively. We expect trading in the subordinated notes on the New York Stock Exchange to begin within 30 days of the original issue date.

Risk Factors

Investing in the subordinated notes involves risks. See “ Risk Factors” in this prospectus supplement for a discussion of factors you should consider carefully before investing in the subordinated notes.

Summary Consolidated Historical and Preliminary Unaudited Pro Forma
Financial Information of XL Group

The table below shows our summary consolidated historical and preliminary unaudited pro forma financial information at the dates and for the periods indicated. Our summary historical financial information as of and for the years ended December 31, 2014, 2013 and 2012 has been derived from our audited consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, an independent registered public auditing firm.

Our summary preliminary unaudited pro forma consolidated financial information for the year ended December 31, 2014 has been derived from our preliminary unaudited pro forma consolidated financial information included in our Current Report on Form 8-K filed with the SEC on March 19, 2015 and incorporated by reference herein. The summary preliminary unaudited pro forma income statement information for the year ended December 31, 2014 gives effect to the Transactions as if they had occurred on January 1, 2014. In addition, the summary preliminary unaudited pro forma balance sheet information as of December 31, 2014 gives effect to the Transactions as if they had occurred on December 31, 2014. The summary preliminary unaudited pro forma financial information does not purport to represent what our financial condition or results of operations would have actually been had the Transactions occurred on the dates noted above, or to project our financial condition or results of operations as of any future date or for any future periods. The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. In our opinion, all adjustments necessary to present fairly the summary preliminary unaudited pro forma consolidated financial information have been made.

The following summary consolidated historical and preliminary unaudited pro forma financial information should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and accompanying notes, the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) and our preliminary unaudited pro forma consolidated financial information and accompanying notes, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Certain reclassifications to prior period information have been made to conform to current year presentation.

	Pro Forma	Historical
	Year Ended December 31, 2014	Years Ended December 31,
		2014	2013	2012
	(unaudited)
	(U.S. dollars in thousands)
Income Statement Data:
Net premiums earned	$10,055,070	$5,895,070	$6,309,521	$6,090,437
Net investment income	1,031,802	918,625	957,716	1,012,348
Net realized gains (losses) on investments	221,610	122,991	87,777	14,098
Net realized gains (losses) on investments— Life Funds Withheld Assets	(15,520)	(15,520)	—	—
Net unrealized gains (losses) on investments, Trading— Life Funds Withheld Assets	(9)	(9)	—	—
Net realized and unrealized gains (losses) on derivative instruments	(18,788)	29,886	7,798	5,221
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments— Life Funds Withheld Assets	(488,222)	(488,222)	—	—
Net income (loss) from investment fund affiliates(1)	94,643	95,816	138,391	58,504
Fee income and other	57,630	43,630	40,031	51,789
Net losses and loss expenses incurred	5,343,393	3,258,393	3,731,464	3,765,482
Claims and policy benefits	242,963	242,963	465,702	486,195
Acquisition costs, operating expenses and foreign exchange gains and losses	3,881,465	2,041,865	2,094,258	2,097,992
Interest expense	210,908	134,106	155,462	172,204
Loss on sale of life reinsurance subsidiary	666,423	666,423	—	—
Income (loss) before non-controlling interests, net income from operating affiliates and income tax expense	593,064	258,517	1,094,348	710,524

	Pro Forma	Historical
	Year Ended December 31, 2014	Years Ended December 31,
		2014	2013	2012
	(unaudited)
	(U.S. dollars in thousands)
Income (loss) from operating affiliates(1)	108,653	107,218	119,804	53,887
Preference share dividends(2)	120,743	76,743	77,187	79,087
Net income (loss) available to ordinary shareholders	$465,415	$188,340	$1,059,916	$651,128
Balance Sheet Data:
Total investments— available for sale	$38,359,053	$30,484,053	$28,996,661	$28,818,982
Total investments— held to maturity	—	—	2,858,695	2,814,447
Cash and cash equivalents	2,255,450	2,521,814	1,800,832	2,618,378
Investments in affiliates and Other investments	3,380,759	2,886,059	1,370,943	1,126,875
Unpaid losses and loss expenses recoverable	4,803,594	3,429,368	3,435,230	3,382,102
Premiums receivable	4,474,407	2,473,736	2,612,602	2,568,862
Goodwill and other intangible assets	1,918,998	447,952	411,611	408,527
Total assets	60,043,087	45,046,819	45,652,887	45,386,895
Unpaid losses and loss expenses	26,165,098	19,353,243	20,481,065	20,484,121
Future policy benefit reserves	4,707,199	4,707,199	4,803,816	4,812,046
Unearned premiums	7,023,422	3,973,132	3,846,526	3,755,086
Notes payable and debt	2,766,249	1,662,580	2,263,203	1,672,778
Shareholders’ equity attributable to XL Group plc	11,868,585	10,033,752	9,997,633	10,510,077
Total shareholders’ equity	13,867,800	11,435,767	11,349,298	11,856,403
Operating Ratios:
Loss and loss expense ratio(3)		57.0%	62.0%	65.3%
Underwriting expense ratio(4)		31.2%	30.5%	31.0%
Combined ratio(5)		88.2%	92.5%	96.3%

(1)

Income related to alternative fund affiliates are generally recorded on a one-month lag and the private investment fund affiliates on a three-month lag in order for us to meet the filing deadlines for our periodic reports. Income related to operating affiliates are generally recorded on a three-month lag.

(2)

Preference dividends represent dividends on the Series D and E preference ordinary shares. The Series D and E preference ordinary shares represent non-controlling interests in our consolidated financial statements. For additional information see Item 8, Note 20, “Share Capital,” to the consolidated financial statements in the 2014 Form 10-K.

(3)

The loss and loss expense ratio related to the property and casualty operations is calculated by dividing the losses and loss expenses incurred by the net premiums earned for the Insurance and Reinsurance segments.

(4)

The underwriting expense ratio related to the property and casualty operations is the sum of acquisition expenses and operating expenses for the Insurance and Reinsurance segments divided by net premiums earned for the Insurance and Reinsurance segments. See Item 8, Note 5, “Segment Information,” to the consolidated financial statements included in the 2014 Form 10-K, for further information.

(5)

The combined ratio related to the property and casualty operations is the sum of the loss and loss expense ratio and the underwriting expense ratio. A combined ratio under 100% represents an underwriting profit and over 100% represents an underwriting loss.

Summary Consolidated Historical Financial Data of Catlin

The table below shows summary consolidated historical financial data of Catlin at the dates and for the periods indicated. The summary historical financial data of Catlin as of and for the years ended December 31, 2014 and 2013 has been derived from the audited consolidated financial statements of Catlin included in our Current Report on Form 8-K filed with the SEC on March 19, 2015 and incorporated by reference herein, which have been audited by PricewaterhouseCoopers Ltd., independent accountants.

The following summary consolidated historical financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements and accompanying notes of Catlin incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Years Ended December 31,
	2014	2013
	(U.S. dollars in millions)
Income Statement Data:
Net premiums earned	$4,160	$3,948
Net investment return(1)	226	124
Fee income and other	14	11
Losses and loss expenses	2,183	2,063
Policy acquisition costs, administrative and other expenses and foreign exchange gains and losses	1,712	1,569
Financing costs	17	19
Net income before income tax	488	432
Preference share dividends	44	44
Net income (loss) available to ordinary shareholders	$418	$392
Balance Sheet Data:
Total investments	$8,318	$7,327
Cash and cash equivalents	772	1,372
Restricted cash and cash equivalents	185	518
Unpaid losses and loss expenses recoverable	1,451	1,336
Premiums receivable	2,004	1,771
Goodwill and other intangible assets	720	720
Total assets	15,347	14,520
Unpaid losses and loss expenses	6,705	6,709
Unearned premiums	3,062	2,728
Notes payable and debt	90	93
Shareholders’ equity attributable to Catlin	3,402	3,193
Total shareholders’ equity	3,992	3,783
Operating Ratios:
Loss ratio(2)	52.5%	52.3%
Expense ratio(3)	34.3%	33.3%
Combined ratio(4)	86.8%	85.6%

(1)	Net investment return includes investment income, investment expenses, net realized gains (losses) on fixed maturities and short-term investments and net gains (losses) on other invested assets.

(2)	Calculated as losses and loss expenses divided by net premiums earned.

(3)

Calculated as the total of policy acquisition costs and expenses relating to underwriting divided by net premiums earned; the expense ratio excludes performance-related compensation and certain group corporate costs unrelated to underwriting.

(4)	Total of loss ratio plus expense ratio.

RISK FACTORS

You should carefully consider the information set forth or incorporated by reference in this prospectus supplement, including the risks relating to the Acquisition and our business set forth in the 2014 Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should evaluate the following risks in connection with an investment in the subordinated notes.

Risks Relating to the Subordinated Notes

We will be required to defer interest payments on each series of subordinated notes upon the occurrence of a Mandatory Deferral Event.

We will be required to defer interest on a series of the subordinated notes to the extent that a Mandatory Deferral Event with respect to such series of subordinated notes occurs and is continuing. Any such deferral could last for an indefinite period of time. A Mandatory Deferral Event with respect to a series of subordinated notes will be deemed to have occurred if, at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, as of the relevant interest payment date (i) a corresponding payment would result in, or accelerate the occurrence of, an Insolvency Event; (ii) the Issuer or the Guarantor, as applicable, has received prior written notice, in accordance with regulations applicable at such time, of an order, direction or other instruction of the Competent Supervisory Authority (a) prohibiting the Issuer from making payments under that series of subordinated notes, (b) prohibiting the Guarantor from making any payments under its guarantee of that series of subordinated notes or (c) requiring the Guarantor or any other member of the Regulated Group under its jurisdiction to procure or otherwise ensure compliance with any of the foregoing and, in the case of each of (a), (b) and (c), such order, direction or other instruction remains in effect; or (iii) a Solvency Capital Event either has occurred on or prior to such date and is continuing on such date or would be caused by the payment of interest and/or arrears of interest on the subordinated notes of such series on the relevant date, unless, in the case of this clause (iii), on or prior to such date, (a) the Competent Supervisory Authority has given, and not withdrawn by such date, its prior consent to the payment of the relevant interest and/or Arrears of Interest and (b) the Minimum Capital Requirement is complied with after such payment is made. We do not yet know what the amount of our Solvency Capital Requirement will be upon application of the Solvency II Directive. If a Mandatory Deferral Event occurs because we do not meet our Solvency Capital Requirement we will be required to defer interest. During any such deferral period, holders of the applicable series of subordinated notes will not receive interest payments on such series of subordinated notes. The deferral will continue until the earliest of (x) the next interest payment date for such series of subordinated notes on which no Mandatory Deferral Event is continuing, (y) the date on which a winding-up of the Issuer or the Guarantor occurs, or (z) the Final Maturity Date for such series of subordinated notes. Holders of a series of subordinated notes will have no remedies against us for nonpayment under such series of subordinated notes as a result of a Mandatory Deferral Event. See “Description of the Subordinated Notes and Guarantees—Deferral of Interest Payments; Arrears of Interest.”

We will be required to defer payment of the principal amount of a series of subordinated notes beyond the applicable Scheduled Maturity Date if the applicable Conditions to Redemption are not satisfied with respect to such series of subordinated notes on such date.

You may be required to bear the financial risks of an investment in the subordinated notes beyond the Scheduled Maturity Date for such series of subordinated notes. We will be required to defer payment of the principal amount of a series of subordinated notes beyond the Scheduled Maturity Date for such series of subordinated notes if the applicable Conditions to Redemption with respect to such series of subordinated notes are not met on such date. Any such deferral could last for an indefinite period of time. The Conditions to Redemption include the requirement that no Solvency Capital Event has occurred and is continuing or would be caused by the repayment or the purchase of the subordinated notes of such series, unless we have received the consent of the Competent Supervisory Authority and certain other conditions are met. If the payment of the principal amount of the subordinated notes of a series is deferred on the applicable Scheduled Maturity Date because of the failure to satisfy the applicable Conditions to Redemption with respect to such series of subordinated notes, you will only receive the principal amount of your subordinated notes of such series after we have determined that the applicable Conditions to Redemption with respect to such series of subordinated notes have been met. Holders will have no remedies against us for nonpayment as a result of a failure to meet the Conditions to Redemption. See “Description of the Subordinated Notes and Guarantees—Redemption; Conditions to Redemption” and “—Events of Default.”

There are only limited rights of acceleration under the terms of each series of the subordinated notes.

The Trustee may only accelerate payment of the principal and accrued and unpaid interest on a series of subordinated notes in limited circumstances. A series of subordinated notes may not be accelerated upon a default in the payment of principal of or interest on such series of subordinated notes, upon the non-performance of any covenant in relation to such series of subordinated notes or upon the occurrence of any other event in relation to such series of subordinated notes, other than a winding-up of the Issuer or the Guarantor. Upon a payment or other default, the sole remedy available to holders of a series of subordinated notes for recovery of amounts owing in respect of any principal or interest of such series of subordinated notes will be the institution of proceedings to enforce such payment.

We may redeem each series of subordinated notes at par following the occurrence of an additional amounts event, a tax event or a regulatory event.

Each series of subordinated notes may be redeemed at the Issuer’s option and sole discretion in whole, but not in part, within 90 days following the occurrence of a Specified Event; provided that, at the time of such redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such redemption will be deferred until such time as the Conditions to Redemption are satisfied. The Conditions to Redemption with respect to a series of subordinated notes require, among other things, that for any redemption (other than a special mandatory redemption) of such series of subordinated notes resulting from a Specified Event occurring on or prior to  , 2020, such series of subordinated notes will have been replaced by other at least equivalent regulatory capital unless under the Applicable Supervisory Regulations no such replacement by other at least equivalent regulatory capital of at least equal status is required at the time in order for such series of subordinated notes to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Issuer, the Guarantor or the Regulated Group. Such series of subordinated notes will be redeemed at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including arrears of interest) on such series of subordinated notes to, but excluding, the date fixed for redemption, and any Additional Amounts thereon. If a series of subordinated notes is redeemed, the redemption may be a taxable event to you. See “Tax Considerations—United States—Sales, Exchanges or Other Taxable Dispositions of Subordinated Notes” in this prospectus supplement.

Events that would constitute an “Additional Amounts Event,” a “Tax Event,” or a “Regulatory Event,” could occur at any time and could result in a series of subordinated notes being redeemed earlier than would otherwise be the case. In the event we choose to redeem a series of subordinated notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on such series of subordinated notes. See “Description of the Subordinated Notes and Guarantees—Redemption; Conditions to Redemption—Specified Events Redemption.”

The subordinated notes may not constitute our Tier 2 Capital.

Although the Solvency II framework has not yet been finalized, the terms of each series of subordinated notes are intended to conform to the Solvency II Directive and the other Applicable Supervisory Regulations applicable to Tier 2 own funds, with the intention that they will constitute our Tier 2 Capital upon implementation of Solvency II in Ireland, although there is no assurance that this will be the case. In addition, further proposals on Solvency II and its implementation in Ireland may be published after the issuance of the subordinated notes, which may impact our ability to include each series of subordinated notes as Tier 2 Capital under Solvency II. In addition, if at any time we require each series of the subordinated notes to constitute Tier 2 Capital under the laws implementing Solvency II in a European Union Member State other than Ireland, or under Equivalent Supervisory Regulations (as defined under “Description of the Subordinated Notes and Guarantees”), the subordinated notes may not meet the requirements of that jurisdiction, which may impact our ability to include each series of subordinated notes as Tier 2 Capital. As a result, there can be no assurance that each series of subordinated notes will constitute Tier 2 Capital under Solvency II or under Equivalent Supervisory Regulations. It is possible that the Solvency II framework will be amended or replaced in the future and there is no assurance that the subordinated notes will continue to qualify as Tier 2 Capital or Basic Own Funds (as defined under “Description of the Subordinated Notes and Guarantees”) under any amended or replacement framework. If a series of subordinated notes fails to qualify as Tier 2 Capital or Basic Own Funds, we may be required to raise additional capital that would constitute Tier 2 Capital at such time. Any such capital raise would be subject to market and other conditions, and there can be no assurance that we would be able to raise such capital when needed. In addition, if a series of subordinated notes no longer qualifies as Tier 2 Capital or Basic Own Funds, we may at our option and without your consent redeem such series of subordinated notes in whole, but not in part at a price equal to the principal amount of such series of subordinated notes, plus accrued and unpaid interest (including arrears of interest) on such series of subordinated notes and any Additional Amounts thereon. See “Description of the Subordinated Notes and Guarantees—Redemption; Conditions to Redemption—Specified Events Redemption” and “—Certain Definitions; Interpretation.”

We will not be prohibited from repurchasing or redeeming, or paying dividends on, or making other distributions in respect of, securities that are junior to the subordinated notes, including during a Mandatory Deferral Event.

We may, in our sole discretion, at any time and from time to time, repurchase or redeem, or pay a dividend on, or make other distributions in respect of, securities that are junior to the subordinated notes. We will not be prohibited from taking any such action during a period of interest deferral on the subordinated notes, and we will not be required to make an interest payment on the subordinated notes before taking any such action with respect to junior securities. As a result, holders of securities ranking junior to you may be repaid ahead of you, and we may not subsequently be able to make payments to you.

Deferral of interest payments and other characteristics of the subordinated notes could adversely affect the market price of a series of subordinated notes.

To the extent a secondary market develops for a series of subordinated notes, the market price of such series of subordinated notes may be adversely affected if payments of interest on such series of subordinated notes have been deferred. If interest on such series of subordinated notes has been deferred or if investors perceive that there is a likelihood that interest on such series of subordinated notes will be deferred, the market for such series of subordinated notes may become less active or be discontinued during such a deferral period, and the market price of such series of subordinated notes may be more volatile than the market prices of other securities that are not subject to deferral. If you sell your subordinated notes during a period of interest deferral on such series of subordinated notes, you may not receive the same return on your investment as a holder of such series of subordinated notes that continues to hold its notes until we pay the deferred interest at the end of the applicable deferral period.

Each series of subordinated notes will be subordinated in right of payment to all of the Issuer’s existing and future unsubordinated debt and the guarantees will rank in right of payment junior to all of the Guarantor’s existing and future unsubordinated obligations. The subordinated indenture will not limit the amount of senior or pari passu indebtedness we may issue.

Each series of subordinated notes will be unsecured and subordinated and will rank in right of payment junior to the Issuer’s existing and future unsubordinated debt, and pari passu with all of the Issuer’s future debt that by its terms ranks equally in right of payment with the subordinated notes upon the Winding-Up of the Issuer. The guarantees will be unsecured and subordinated and will rank in right of payment junior to the Guarantor’s existing and future unsubordinated obligations, and pari passu with all of the Guarantor’s future obligations that by their terms rank equally in right of payment with the guarantees upon a Winding-Up of the Guarantor. Each series of subordinated notes and the guarantees will be structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries. As a result, neither the Issuer nor the Guarantor can make any payments on the subordinated notes or the guarantees, as applicable, if it is in default on any of its debt that is senior to the subordinated notes or the guarantees, as applicable. Therefore, in the event of a bankruptcy, liquidation or dissolution of the Issuer or the Guarantor, as applicable, the assets of the Issuer or the Guarantor, as applicable, must be used to pay off its senior debt in full before any payment may be made on the subordinated notes or the guarantees, as applicable.

The terms of the subordinated indenture do not limit our ability to incur additional debt, whether secured or unsecured, and including indebtedness that ranks senior to or pari passu with the subordinated notes and the guarantees upon our liquidation or in right of payment as to principal or interest.

As of December 31, 2014, XL Group had $20.6 million of unconsolidated liabilities and XL-Cayman had $1.7 billion of unconsolidated liabilities, in each case excluding intercompany indebtedness and guarantees of subsidiary indebtedness. In addition, as of December 31, 2014, XL-Cayman’s subsidiaries had $31.9 billion of liabilities. XL Group, through its subsidiaries, expects to assume $11.4 billion of Catlin’s liabilities in connection with the Acquisition.

Each of the Issuer and the Guarantor is a holding company and substantially all of its operations are conducted by the Issuer’s subsidiaries. The Issuer’s and the Guarantor’s obligations under the subordinated notes and the guarantees are structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries.

The Issuer and the Guarantor conduct substantially all of their operations through the Issuer’s subsidiaries, and the Issuer’s subsidiaries generate substantially all of the Issuer’s and the Guarantor’s operating income and cash flow. Each of the Issuer’s and the Guarantor’s ability to pay its obligations under the subordinated notes and the guarantees, as applicable, depends on its ability to obtain cash dividends or other cash payments or obtain loans from its subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance funds to the Issuer. The Issuer’s subsidiaries may be restricted from paying dividends by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements, and their ability to do so may depend on their financial condition and regulatory requirements. For a description of certain regulatory restrictions on the payments of dividends by the Issuer’s subsidiaries, see Item 8, Note 23 to the consolidated financial statements in the 2014 Form 10-K.

In addition, except to the extent that the Issuer or the Guarantor has priority or equal claims against its subsidiaries as a creditor, its obligations under the subordinated notes or the guarantees, as applicable, will be structurally subordinated to the obligations of its subsidiaries. The Issuer’s and the Guarantor’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the subordinated notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, holders of preferred stock, if any, and policyholders.

The terms of the subordinated indenture and the subordinated notes do not prohibit us from taking actions that could adversely impact your investment in the subordinated notes.

The subordinated indenture and the subordinated notes do not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	restrict our ability to repurchase or prepay any of our other securities or other indebtedness;

•	restrict our ability to make investments or to repurchase, pay dividends or make other payments in respect of our ordinary shares or other securities ranking junior to the subordinated notes;

•	restrict our ability to enter into transactions with affiliates;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the subordinated notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of each series of subordinated notes, you should be aware that the terms of the subordinated indenture and such series of subordinated notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in such series of subordinated notes.

Enforcing your rights as a holder of the subordinated notes or under the guarantees across multiple jurisdictions may be difficult.

The subordinated notes will be issued by XL-Cayman, an entity organized under the laws of the Cayman Islands, and will be guaranteed by XL Group, an entity organized under the laws of Ireland. Your rights under the subordinated notes and the guarantees will therefore be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. In general, although laws differ among jurisdictions, applicable bankruptcy or insolvency laws in these jurisdictions and limitations on the enforceability of judgments obtained in New York courts would limit the enforceability of judgments against the Issuer and the Guarantor on the subordinated notes and the guarantees. In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions may be materially different from or in conflict with one another and those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which law should apply, which could adversely affect your ability to enforce your rights and to collect payment in full under the subordinated notes and the guarantees. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. In addition, there is doubt as to the enforceability in Ireland or the Cayman Islands, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon United States federal securities laws. Certain remedies available under the United States federal securities laws may not be enforced by courts in Ireland or the Cayman Islands if deemed to be contrary to public policy. See “Enforcement of Civil Liabilities Under United States Federal Securities Laws” in the accompanying prospectus for additional information on enforceability of judgments obtained in the United States against the Issuer or the Guarantor.

If interest payments on a series of subordinated notes are deferred, holders of such series of subordinated notes will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If we were to defer interest payments on a series of subordinated notes, such series of subordinated notes would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a U.S. holder of such series of subordinated notes would be required to include such stated interest in income as it accrues, regardless of such U.S. holder’s regular method of accounting, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on such series of subordinated notes as taxable income.

Moreover, if you sell your subordinated notes before the record date for the payment of deferred interest of such series of subordinated note, you will not receive that interest. Instead, the deferred interest will be paid to such holder of record of the subordinated note of such series on the record date, regardless of who such holder of record may have been on any other date. Any accrued OID will be added to your adjusted tax basis in your subordinated notes but may not be reflected in the amount you realize on the sale. To the extent the amount realized is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes. The deductibility of capital loss is subject to limitations. See “Tax Considerations—United States” in this prospectus supplement.

Our credit ratings may not reflect all risks of your investments in the subordinated notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the subordinated notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of each series of subordinated notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

If an active trading market does not develop for a series of the subordinated notes, you may be unable to sell your subordinated notes of such series at all or at a price that you deem sufficient.

Each series of subordinated notes is a new issue of securities for which there currently is no established trading market. Although certain of the underwriters have informed us that they currently intend to make a market in each series of subordinated notes after we complete this offering, they have no obligation to do so and may discontinue making a market in any series of subordinated notes at any time without notice. No assurance can be given:

•	that a market for a series of subordinated notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any subordinated notes of a series you may own or the prices at which you may be able to sell your subordinated notes of such series.

If a trading market does develop for a series of subordinated notes, changes in our credit ratings or the debt markets could adversely affect the market price of such series of subordinated notes.

The market price for each series of subordinated notes depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to each series of subordinated notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects;

•

any deferral of interest payments on such series of subordinated notes (see “—Deferral of interest payments and other characteristics of the subordinated notes could adversely affect the market price of a series of subordinated notes”); and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally.

The price of each series of subordinated notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of each series of subordinated notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the subordinated notes.

If the Acquisition is not consummated or the Implementation Agreement is terminated, in each case on or prior to December 15, 2015, we will be required to redeem all of the subordinated notes and you may not obtain your expected return on your subordinated notes.

Our ability to consummate the Acquisition is subject to various closing conditions, many of which are beyond our control. Therefore we may not be able to consummate the Acquisition. If the consummation of the Acquisition has not occurred, or the Implementation Agreement is terminated, in each case, on or prior to December 15, 2015, we will be required to redeem all of the subordinated notes of each series then outstanding at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date and any additional amounts thereon. If we redeem the subordinated notes pursuant to these special mandatory redemption provisions, you may not obtain your expected return on your subordinated notes and may not be able to reinvest the proceeds from such redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions, the trading prices of the subordinated notes may not reflect the financial results of our business or macroeconomic factors prior to the Acquisition. Your decision to invest in the subordinated notes is made at the time of this offering. You will have no rights under the special mandatory redemption provisions as long as the Acquisition is consummated on or prior to December 15, 2015, nor will you have any right to require us to repurchase your subordinated notes if, between the closing of this offering and the consummation of the Acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Acquisition or the related transactions change, including in material respects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. Any prospectus, prospectus supplement, Annual Report to ordinary shareholders, proxy statement, Form 10-K, Form 10-Q or Form 8-K or any other written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “could” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	changes in the size of our claims relating to natural or man-made catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date;

•	trends in rates for property and casualty insurance and reinsurance;

•	the timely and full recoverability of reinsurance placed by us or Catlin, if the Acquisition is completed, with third parties, or other amounts due to us or Catlin;

•	changes in the projected amount of ceded reinsurance recoverables and the credit ratings and creditworthiness of reinsurers;

•	actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than we anticipated;

•

increased competition on the basis of pricing, capacity, coverage terms or other factors, such as the increased inflow of third-party capital into reinsurance markets, which could harm our ability, including Catlin, if the Acquisition is completed, to maintain or increase our business volumes or profitability;

•

greater frequency or severity of claims and loss activity than anticipated, based on historical experience or industry data, by the underwriting, reserving or investment practices that we use or that Catlin uses, if the Acquisition is completed;

•

changes in the global financial markets, including the effects of inflation on our business, including Catlin’s business if the Acquisition is completed, including on pricing and reserving, increased government involvement or intervention in the financial services industry, and changes in interest rates, credit spreads, foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of either our or Catlin’s investments, financing plans and access to such markets or general financial condition;

•	our and Catlin’s ability to successfully implement our respective business strategies, and if the Acquisition is completed, our ability to implement Catlin’s business strategies;

•	our ability to successfully attract and raise additional third party capital for existing or new investment vehicles;

•	the potential impact on us, including Catlin if the Acquisition is completed, from government-mandated insurance coverage for acts of terrorism;

•	changes in credit ratings or rating agency policies or practices;

•

the potential for changes to methodologies, estimations and assumptions that underlie the valuation of our financial instruments, including those of Catlin if the Acquisition is completed, that could result in changes to investment valuations;

•

changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available for sale fixed maturity securities before their anticipated recovery, including fixed maturity securities of Catlin;

•	the availability of borrowings and letters of credit under our, or, if the Acquisition is completed, Catlin’s, credit facilities;

•	the ability of our, or, if the Acquisition is completed, Catlin’s, respective subsidiaries to pay dividends to XL Group and XL-Cayman or Catlin, respectively;

•

the potential effect of legislative or regulatory developments in the jurisdictions in which we operate, including, if the Acquisition is completed, the jurisdictions in which Catlin operates, such as those that could impact the financial markets or increase our business costs and required capital levels, including but not limited to changes in regulatory capital balances that must be maintained by our operating subsidiaries and governmental actions for the purpose of stabilizing the financial markets;

•	the effects of business disruption, economic contraction or economic sanctions due to global political and social conditions such as war, terrorism or other hostilities, or pandemics;

•	changes in regulations or laws applicable to us and our subsidiaries and, if the Acquisition is completed, Catlin and its subsidiaries, brokers or customers;

•

the actual amount of new and renewal business and acceptance of our, and, if the Acquisition is completed, Catlin’s, products and services, including new products and services and the materialization of risks related to such products and services;

•	changes in the availability, cost or quality of ceded reinsurance;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•	loss of key personnel;

•	changes in accounting standards, policies or practices or the application thereof;

•

the effects of mergers, acquisitions and divestitures, including our ability to modify our internal control over financial reporting as a result of any of such transactions and our ability to realize the value or benefits expected as a result of the life retrocession arrangements and the Acquisition;

•

changes in general economic conditions, including new or continued sovereign debt concerns in Euro-Zone countries or downgrades of U.S. securities by credit rating agencies, which could affect our financial condition, results of operations, liquidity or cash flows;

•

developments related to bankruptcies or other financial concerns of companies insofar as they affect property and casualty insurance and reinsurance coverages or claims that we may have as a counterparty;

•	changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof;

•	judicial decisions and rulings, new theories of liability or emerging claims coverage issues, legal tactics and settlement terms; and

•	the other factors set forth in “Risk Factors” contained elsewhere in this prospectus supplement, Item 1A of the 2014 Form 10-K and our other documents on file with the SEC.

Additionally, the Acquisition is subject to risks and uncertainties, including:

•

we and Catlin may be unable to complete the Acquisition because, among other reasons, conditions to the completion of the Acquisition may not be satisfied or waived, including the failure to obtain required regulatory approvals, or the other party may be entitled to terminate the Acquisition;

•	receipt of regulatory approvals required by the Acquisition may be subject to conditions, limitations and restrictions that could negatively impact the business and operations of the combined company;

•	uncertainty as to the timing of completion of the Acquisition;

•	the ability to obtain approval of the Acquisition by Catlin shareholders;

•	uncertainty as to the actual premium (if any) that will be realized by Catlin shareholders in connection with the Acquisition;

•	inability to retain key personnel of the Company or Catlin during the pendency of the Acquisition or after completion of the Acquisition;

•	failure to realize the potential synergies from the Acquisition, including as a result of the failure, difficulty or delay in integrating Catlin’s businesses into the Company; and

•	the ability of Catlin’s board of directors to withdraw its recommendation of the Acquisition.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference herein or elsewhere. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

USE OF PROCEEDS

We estimate that aggregate net proceeds to us from the sale of the subordinated notes in this offering, after deducting the underwriting discounts and estimated offering expenses, will be approximately $  . We intend to use the net proceeds from this offering, together with cash on hand, to finance the cash consideration for the Acquisition. If the Acquisition is not consummated, or the Implementation Agreement is terminated, in each case on or prior to December 15, 2015, we will be required to redeem the subordinated notes pursuant to the special mandatory redemption provisions relating to the Acquisition described under “Description of the Subordinated Notes and Guarantees—Special Mandatory Redemption.”

Pending application as described above, we intend to place the net proceeds of this offering in an escrow account to satisfy funds certain requirements for the Acquisition as required by XL Group’s financial advisers.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table shows the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends of XL Group and its subsidiaries for each of the periods indicated:

	Year Ended December 31,
	2014(1)	2013(1)	2012(1)	2011(1)	2010(1)
Ratio of earnings to fixed charges	3.2x	7.6x	5.0x	—(2)	4.6x
Ratio of earnings to combined fixed charges and preference dividends	2.1x	5.2x	3.5x	—(2)	3.5x

(1)

We computed the foregoing ratios by dividing (a) income from continuing operations before income taxes, non-controlling interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (b) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions.

(2)	For the year ended December 31, 2011, earnings were insufficient to cover fixed charges by $295.3 million and combined fixed charges and preference dividends by $367.5 million.

CAPITALIZATION

The following table sets forth the consolidated capitalization of XL Group and its subsidiaries as of December 31, 2014 on (1) an actual basis, (2) as adjusted to give effect to the issuance of the subordinated notes in this offering and (3) on an unaudited combined pro forma basis giving effect to the Transactions and the other adjustments described in the preliminary unaudited pro forma consolidated financial information incorporated by reference herein.

You should read the following information in conjunction with “Use of Proceeds” contained elsewhere in this prospectus supplement and our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2014 Form 10-K and our preliminary unaudited pro forma consolidated financial information, all of which are incorporated by reference in this prospectus supplement.

Notes payable and debt(1)	December 31, 2014
	Actual	As Adjusted	Pro Forma
	(U.S. dollars in thousands)
5-year revolver expiring 2018(2)	$—	$—	$—
2.30% Senior Notes due 2018	297,344	297,344	297,344
5.75% Senior Notes due 2021	397,092	397,092	397,092
6.375% Senior Notes due 2024	348,920	348,920	348,920
6.25% Senior Notes due 2027	323,062	323,062	323,062
5.25% Senior Notes due 2043	296,162	296,162	296,162
Subordinated Notes offered hereby	—	1,019,643	1,019,643
Total subordinated debt of Catlin	—	—	84,026

Total notes payable and debt	$1,662,580	$2,682,223	$2,766,249

Shareholders’ Equity:
Ordinary shares	$2,552	$2,552	$3,059
Additional paid in capital	7,359,102	7,359,102	9,193,428
Accumulated other comprehensive income	1,484,458	1,484,458	1,484,458
Retained earnings	1,187,640	1,187,640	1,187,640

Shareholders’ equity attributable to XL Group plc	$10,033,752	$10,033,752	$11,868,585
Non-controlling interest in equity of consolidated subsidiaries	1,402,015	1,402,015	1,999,015

Total shareholders’ equity	$11,435,767	$11,435,767	$13,867,600

Total capitalization	$13,098,347	$14,117,990	$16,633,849

(1)	Notes payable and debt amounts are net of accreted expenses relating to the applicable offering.

(2)	As of February 28, 2015, we had $971 million available for borrowing under our 5-year revolver with $29 million of letters of credit outstanding under the revolver.

DESCRIPTION OF THE SUBORDINATED NOTES AND GUARANTEES

XL-Cayman (the “Issuer”) will issue the subordinated notes (as defined below) under a base subordinated debt securities indenture (the “base indenture”) to be entered into by and among the Issuer, XL Group, as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto (together with the base indenture, the “Subordinated Indenture”) on the issue date of the subordinated notes. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description is not complete and is qualified in all respects by reference to the Subordinated Indenture, copies of which may be obtained from the Issuer as described under “Where You Can Find More Information” in the accompanying prospectus. You should read the Subordinated Indenture carefully to fully understand the terms of the subordinated notes.

Each series of subordinated notes is a separate series of “debt securities” as described in the accompanying prospectus. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities and guarantees set forth in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees.” The description that follows, however, supersedes the information set forth in the accompanying prospectus to the extent inconsistent with that information.

Maturity and Interest

The  % subordinated notes due 2025 (the “2025 subordinated notes”) are scheduled to mature on  , 2025 (the “2025 Scheduled Maturity Date”) and the  % subordinated notes due 2045 (the “2045 subordinated notes” and, together with the 2025 subordinated notes, the “subordinated notes”) are scheduled to mature on  , 2045 (together with the 2025 Scheduled Maturity Date, the “Scheduled Maturity Date”). Unless previously redeemed in full prior to such time as set forth under “—Redemption; Conditions to Redemption—Optional Redemption,” “—Specified Event Redemption” and “—Special Mandatory Redemption,” each series of subordinated notes will become due and payable on the applicable Scheduled Maturity Date, and the Issuer will repay such series of subordinated notes at their principal amount, together with accrued and unpaid interest (including Arrears of Interest) on such series of subordinated notes to, but excluding, such Scheduled Maturity Date, and any Additional Amounts thereon; provided, that, on such date, the applicable Conditions to Redemption (as described under “—Redemption; Conditions to Redemption”) are satisfied. If the applicable Conditions to Redemption are not satisfied on the applicable Scheduled Maturity Date, the subordinated notes of such series will not become due and payable on such date, interest will continue to accrue, and the subordinated notes of such series will become due and payable, and will be finally redeemed, on the applicable Final Maturity Date as described under “—Redemption; Conditions to Redemption.”

The 2025 subordinated notes will bear interest at the rate of  % per annum and the 2045 subordinated notes will bear interest at the rate of  % per annum, in each case from  , 2015 to the applicable Final Maturity Date or earlier redemption of such series of subordinated notes as provided herein. Interest on each series of subordinated notes will be payable semi-annually in arrears on  and  of each year (each, an “Interest Payment Date”), commencing on  , 2015, to the persons in whose names such subordinated notes were registered at the close of business on the preceding  and  , respectively (each, a “Record Date”); provided that no Mandatory Deferral Event (as described under “Deferral of Interest Payments; Arrears of Interest”) has occurred and is continuing on the applicable Interest Payment Date. Interest on the subordinated notes will be calculated on the basis of a 360-day year of twelve 30-day months. Principal and interest will be payable, and the subordinated notes will be transferable or exchangeable, at the office or offices or agency maintained by the Issuer for this purpose. All payment obligations under the subordinated notes will be payable in U.S. dollars.

General Terms of the Subordinated Notes

The 2025 subordinated notes initially will be limited to $   aggregate principal amount and the 2045 subordinated notes initially will be limited to $   aggregate principal amount. Each series

of subordinated notes will be issued in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the subordinated notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The Issuer may issue from time to time, without giving notice to or seeking the consent of the holders of the applicable series of subordinated notes, additional notes of such series having the same ranking and the same interest rate, maturity and other terms as the subordinated notes of such series offered hereby, except for the initial public offering price and the issue date. Any additional notes of a series having such similar terms, together with the subordinated notes of such series being offered hereby, will constitute a single series of debt securities for all purposes under the Subordinated Indenture, provided that if such additional notes of a series are not fungible with the original notes of such series for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number or other identifier.

Any payment otherwise required to be made in respect of the subordinated notes on a date that is not a business day for the subordinated notes may be made on the next succeeding business day with the same force and effect as if made on the originally scheduled payment date. No additional interest will accrue as a result of such delayed payment. A business day is defined in the Subordinated Indenture as any day other than a day on which banking institutions in The City of New York or any place of payment are authorized by law or regulation to close.

If a holder has given wire transfer instructions to the Issuer at least ten business days prior to the applicable payment date, the Issuer will make all payments on such holder’s subordinated notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the subordinated notes will be made at the office or agency of the Trustee for the subordinated notes, currently located at 150 East 42nd Street, 40th Floor, New York, New York 10017, unless the Issuer elects to make interest payments by check mailed on the relevant interest payment date to the holders at their addresses set forth in the register of holders. Subordinated notes may be surrendered for registration of transfer or exchange at the office of the registrar. In addition, all notices or demands to or upon the Issuer in respect of the subordinated notes and the Subordinated Indenture may be served on the Issuer at the office of the registrar.

There are no provisions in either the Subordinated Indenture or the subordinated notes that protect the holders in the event that the Issuer or the Guarantor incurs substantial additional indebtedness.

The subordinated notes will not be entitled to the benefit of any mandatory redemption or sinking fund, except as described below under “—Special Mandatory Redemption.”

The Issuer’s and the Guarantor’s ability to pay principal and interest on the subordinated notes is subject to the applicable Conditions to Redemption and mandatory deferral of interest as provided herein and depends on the Issuer’s and the Guarantor’s ability to, among other things, obtain cash dividends or obtain loans from the Issuer’s subsidiaries. See “Risk Factors—We will be required to defer interest payments on each series of subordinated notes upon the occurrence of a Mandatory Deferral Event,” “—We will be required to defer payment of the principal amount of a series of subordinated notes beyond the applicable Scheduled Maturity Date if the applicable Conditions to Redemption are not satisfied with respect to such series of subordinated notes on such date,” and “—Each of the Issuer and the Guarantor is a holding company and substantially all of its operations are conducted by the Issuer’s subsidiaries. The Issuer’s and the Guarantor’s obligations under the subordinated notes and the guarantees are structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries.”

Holders may transfer or exchange the subordinated notes in accordance with the provisions of the Subordinated Indenture. Each series of subordinated notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company (“DTC”) or a nominee thereof. While the subordinated notes will be represented by global notes, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by such depository or its respective nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). See “Book-Entry; Delivery and Form” in this prospectus supplement. Except as described under “Book-Entry; Delivery and Form,” the subordinated notes will not be issuable in certificated form. Upon the issuance of certificated notes, holders will be able to transfer certificated notes at the specified office of the registrar or any paying or transfer agent upon the surrender of such certificated notes, together with the form of transfer endorsed thereon duly completed and executed, and otherwise in accordance with the provisions of the Subordinated Indenture. In the case of a transfer of only a part of a certificated note, a new certificated note will be issued to the transferee at such specified office in respect of the part transferred and a further new certificated note in respect of the balance of the holding not transferred will be issued to the transferor.

The Guarantees

Payment of principal, premium, if any, and interest on each series of subordinated notes will be fully and unconditionally guaranteed on an unsecured and subordinated basis by XL Group, subject in all respects to the deferral provisions set forth under “—Deferral of Interest Payments; Arrears of Interest” and “—Redemption; Conditions to Redemption.” The Guarantor’s obligations under the guarantees in respect of each series of subordinated notes are irrespective of:

•	any lack of validity or enforceability of any agreement or instrument relating to such series of subordinated notes;

•

any change in the time, manner or place of payment under, or in any other term in respect of, all or any subordinated notes, or any other amendment or waiver of or consent to any departure from any other agreement relating to such series of subordinated notes;

•	any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer with respect to such series of subordinated notes;

•	the absence of any action on the part of the Trustee to obtain payment under such series of subordinated notes or the Subordinated Indenture from the Issuer;

•

any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of or in respect of the Issuer, including, without limitation, rejection of such series of subordinated notes in such bankruptcy; or

•

the absence of notice or any delay in any action to enforce any provision of such series of subordinated notes or the Subordinated Indenture or to exercise any right or remedy against the Guarantor or the Issuer, whether under the Subordinated Indenture, such series of subordinated notes or any agreement or any indulgence, compromise or extension granted.

Notwithstanding the above, the Guarantor will not waive any defense that would be available to the Issuer based on a breach, default or misrepresentation by the Trustee, or failure of any condition to the Issuer’s obligations under the Subordinated Indenture or the illegality of any provision of the Subordinated Indenture.

The guarantees in respect of each series of subordinated notes by the Guarantor will remain in full force and effect and will be binding on the Guarantor until the entire principal amount, all interest and any premium on such series of subordinated notes have been paid in full or otherwise discharged in accordance with the terms of the Subordinated Indenture. The Trustee has the right to proceed first and directly against the Guarantor without first proceeding against the Issuer or exhausting any other remedies it may have if the Issuer fails to perform its obligations under the Subordinated Indenture.

Subordination

Each series of subordinated notes and the guarantees will be the Issuer’s and the Guarantor’s unsecured subordinated obligations and will be subject to the subordination provisions of the base indenture, as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees—Ranking of Debt Securities—Subordinated debt securities.”

The subordinated notes will rank in right of payment junior to all of the Issuer’s existing and future unsubordinated debt, and pari passu with all of the Issuer’s future debt that by its terms ranks equally in right of payment with the subordinated notes upon a Winding-Up of the Issuer. The guarantees will rank in right of payment junior to all of the Guarantor’s existing and future unsubordinated obligations, and pari passu with all of the Guarantor’s future obligations that by their terms rank equally in right of payment with the guarantees upon a Winding-Up of the Guarantor. Each series of the subordinated notes and the guarantees will be structurally subordinated to all claims of creditors (including policyholders and trade creditors) of the Issuer’s subsidiaries.

As of December 31, 2014, XL Group had $20.6 million of unconsolidated liabilities and XL-Cayman had $1.7 billion of unconsolidated liabilities, in each case excluding intercompany indebtedness and guarantees of subsidiary indebtedness. In addition, as of December 31, 2014, XL-Cayman’s subsidiaries had $31.9 billion of liabilities. XL Group, through its subsidiaries, expects to assume $11.4 billion of Catlin’s liabilities in connection with the Acquisition.

Deferral of Interest Payments; Arrears of Interest

Mandatory Deferral of Interest Payments

If, as of any Interest Payment Date, a Mandatory Deferral Event has occurred and is continuing or would occur if payment of interest accrued on a series of subordinated notes were made on such Interest Payment Date, the Issuer or the Guarantor, as applicable, will be required to defer payment of all (and not less than all) of the interest accrued on such series of subordinated notes as of such Interest Payment Date. The Issuer shall notify the Trustee and the holders in writing not less than 5 business days prior to an Interest Payment Date (or as soon as reasonably practicable if a Mandatory Deferral Event occurs less than 5 business days prior to an Interest Payment Date) if a Mandatory Deferral Event has occurred and is continuing or would occur on the Interest Payment Date if such payment of interest were made, which written notice shall state the cause of the Mandatory Deferral Event.

An officers’ certificate relating to a series of subordinated notes certifying that (i) a Mandatory Deferral Event has occurred and is continuing, (ii) a Mandatory Deferral Event would occur if payment of interest were made, or (iii) a Mandatory Deferral Event has ceased to occur and payment of interest would not result in the occurrence of a Mandatory Deferral Event, in each case shall, in the absence of manifest error, be treated and accepted by the Issuer, the Guarantor, the Trustee, the holders of the subordinated notes of the applicable series and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such officers’ certificate with respect to such series of subordinated notes without liability to any person.

Notwithstanding any other provision in a series of subordinated notes or the Subordinated Indenture, the deferral of any payment of interest on such series of subordinated on any Interest Payment Date in accordance with this provision will not constitute an event of default under the Subordinated Indenture or the applicable series of subordinated notes and will not give holders of the subordinated notes of such series or the Trustee any right to accelerate repayment of the subordinated notes of such series. Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest on such series of subordinated notes and will be subject to the provisions described below under “—Arrears of Interest.”

A “Mandatory Deferral Event” with respect to a series of subordinated notes shall be deemed to have occurred if, at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, as of the relevant date, (i) a corresponding payment would result in, or accelerate the occurrence of, an Insolvency Event; (ii) the Issuer or the Guarantor, as applicable, has received prior written notice, in accordance with regulations applicable at such time, of an order, direction or other instruction of the Competent Supervisory Authority (a) prohibiting the Issuer from making payments under that series of subordinated notes, (b) prohibiting the Guarantor from making any payments under its guarantee of that series of subordinated notes or (c) requiring the Guarantor or any other member of the Regulated Group under its jurisdiction to procure or otherwise ensure compliance with any of the foregoing and, in the case of each of (a), (b) and (c), such order, direction or other instruction remains in effect; or (iii) a Solvency Capital Event either has occurred on or prior to such date and is continuing on such date or would be caused by the payment of interest and/or Arrears of Interest on the subordinated notes of such series on the relevant date, unless, in the case of this clause (iii), on or prior to such date, (a) the Competent Supervisory Authority has given, and not withdrawn by such date, its prior consent to the payment of the relevant interest and/or Arrears of Interest and (b) the Minimum Capital Requirement is complied with after such payment is made.

A “Solvency Capital Event” will have occurred if (i) the Solvency II Directive is part of the Applicable Supervisory Regulations and (ii) the Issuer, the Guarantor or the Regulated Group, as applicable, does not have sufficient Eligible Own Funds in order to meet the applicable Solvency Capital Requirement.

An “Insolvency Event” will have occurred if, as of the relevant date, the Issuer or the Guarantor, as applicable, is not, or after making an applicable payment on the subordinated notes or the guarantee would not be, solvent. An officers’ certificate relating to a series of subordinated notes as to the solvency of the Issuer or the Guarantor, as applicable, shall, in the absence of manifest error, be treated and accepted by the Issuer, the Guarantor, the Trustee, the holders of subordinated notes of the applicable series and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such officers’ certificate with respect to such series of subordinated notes without any liability to any person.

Arrears of Interest

Any interest in respect of a series of subordinated notes not paid on an Interest Payment Date, together with any interest in respect of such series of subordinated notes not paid on an earlier Interest Payment Date will, so long as the same remains unpaid, constitute “Arrears of Interest” in respect of such series of subordinated notes. Arrears of Interest on the subordinated notes of a series will remain payable for so long as it remains unpaid, and, for the avoidance of doubt, any claims thereon shall rank in right of payment pari passu with the subordinated notes of such series. Arrears of mandatorily deferred interest will bear no interest.

At the Issuer’s option, Arrears of Interest on a series of subordinated notes may be paid in whole or in part to the persons in whose names the subordinated notes of such series are registered as of the close of business on the 15th calendar day (whether or not such date is a business day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than 5 business days’ written notice to the Trustee, the paying agent and the holders of the subordinated notes of the applicable series to such effect (which written notice shall specify the amount of such Arrears of Interest); provided that the Issuer shall not make any payment of Arrears of Interest if a Mandatory Deferral Event has occurred and is continuing to occur as of the time of such payment.

If not previously paid, Arrears of Interest with respect to a series of subordinated notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of:

(i) the next Interest Payment Date for such series of subordinated notes on which no Mandatory Deferral Event is continuing or would occur as a result of such payment; or

(ii) the date on which a Winding-Up occurs; or

(iii) the Final Maturity Date for such series of subordinated notes;

provided that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.

Redemption; Conditions to Redemption

Final Redemption

Unless previously redeemed or purchased and canceled, each series of subordinated notes will become finally due and payable, and will be redeemed, on the Final Maturity Date for such series of subordinated notes at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on such series of subordinated notes to, but excluding, the Final Maturity Date, and any Additional Amounts thereon.

“Final Maturity Date” with respect to a series of subordinated notes means:

(i) if, on the applicable Scheduled Maturity Date, the applicable Conditions to Redemption are satisfied and would continue to be satisfied if such final redemption payment were made or no such Conditions to Redemption apply, the applicable Scheduled Maturity Date; or

(ii) otherwise, following the applicable Scheduled Maturity Date, on the earlier of (a) the date falling 10 business days after the applicable Conditions to Redemption are satisfied and would continue to be satisfied if the final redemption payment were made (so long as such conditions continue to be so satisfied on such 10th business day) and (b) a Winding-Up.

The Issuer shall notify the Trustee and the holders of the applicable series of subordinated notes in writing not less than 10 business days prior to the applicable Scheduled Maturity Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 business days prior to the applicable Scheduled Maturity Date) if the applicable Conditions to Redemption will not be satisfied on the applicable Scheduled Maturity Date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption of such series of subordinated notes shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the holders of such series of subordinated notes in writing not more than 5 business days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the date that final payment on such series of subordinated notes will occur, which shall be the 10th business day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the stated redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

Optional Redemption

Beginning on  , 2020, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on such series of subordinated notes, each series of subordinated notes may be redeemed, in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of such series of subordinated notes being redeemed to, but excluding, the redemption date, and any Additional Amounts thereon, plus the greater of:

(i) 100% of the principal amount of the subordinated notes of such series to be redeemed, and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on such series of subordinated notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus (i)  basis points for the 2025 subordinated notes and (ii)  basis points for the 2045 subordinated notes.

“Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the applicable series of subordinated notes to be redeemed, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption with respect to the applicable series of subordinated notes to be redeemed. The Treasury Rate shall be calculated on the third business day preceding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected as having a maturity comparable to the remaining term of the applicable series of subordinated notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of subordinated notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption for the applicable series of subordinated notes to be redeemed, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Reference Treasury Dealer” means (i) each of Morgan Stanley & Co. LLC and Goldman, Sachs & Co.; and (ii) two other primary U.S. government securities dealers in New York City (a “Primary Treasury Dealer”) the Issuer selects. If any of the foregoing ceases to be a Primary Treasury Dealer, the Issuer will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue for the applicable series of subordinated notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the subordinated notes of such series to be redeemed. The Issuer shall notify the Trustee and the holders of such series of subordinated notes in writing not less than 10 business days prior to the applicable redemption date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 business days prior to the applicable redemption date) if the applicable Conditions to Redemption will not be satisfied on the applicable redemption date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the holders of such series of subordinated notes in writing not more than 5 business days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new redemption date for such series of subordinated notes, which shall be the 10th business day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply. Unless the Issuer defaults in payment of the redemption price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the date of redemption, interest will cease to accrue on the subordinated notes of such series or portions thereof called for redemption. In the event the subordinated notes of any series are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the subordinated notes of such series to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing.

If less than all of the subordinated notes of a series are to be redeemed, such subordinated notes to be redeemed shall be selected by the Trustee, by a method the Trustee deems to be fair and appropriate, subject to the customary procedures of DTC.

Specified Event Redemption

Each series of subordinated notes may be redeemed at the Issuer’s option and sole discretion, in whole, but not in part, within 90 days following the occurrence of a Specified Event (a “Specified

Event Redemption”); provided that, at the time of such Specified Event Redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. A series of subordinated notes will be redeemed at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on such series of subordinated notes being redeemed to, but excluding, the date fixed for redemption, and any Additional Amounts thereon.

A “Specified Event” means, with respect to a series of subordinated notes, the occurrence of any of an Additional Amounts Event, a Tax Event or a Regulatory Event relating to such series of subordinated notes, each as defined below:

(i) An “Additional Amounts Event” will occur with respect to such series of subordinated notes if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that the Issuer or the Guarantor has or will become obligated to pay Additional Amounts on such series of subordinated notes as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the issue date of such series of subordinated notes, and that obligation cannot be avoided by the Issuer or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.

(ii) A “Tax Event” will occur with respect to such series of subordinated notes if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the issue date of such series of subordinated notes, interest payable by the Issuer or the Guarantor, as applicable, in respect of such series of subordinated notes is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by the Issuer or the Guarantor, as applicable, for income tax purposes in the applicable jurisdiction, and that non-deductibility cannot be avoided by the Issuer or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.

(iii) A “Regulatory Event” will occur with respect to such series of subordinated notes if:

(a) at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, it is permitted under the Solvency II Directive and the Applicable Supervisory Regulations related thereto to include Basic Own Funds qualifying as Tier 2 Capital in Eligible Own Funds to meet the Solvency Capital Requirement of the Issuer, the Guarantor or the Regulated Group, as applicable, and the Competent Supervisory Authority states in writing to the Issuer or the Guarantor that (1) under the Solvency II Directive and the Applicable Supervisory Regulations related thereto such series of subordinated notes (in whole or in part) are not or are no longer eligible to qualify for the inclusion in the determination of the Tier 2 Capital for single solvency purposes of the Issuer or the Guarantor or for group solvency purposes of the Regulated Group; or (2) under the Solvency II Directive and the Applicable Supervisory Regulations related thereto the series of subordinated notes (in whole or in part) no longer fulfills the requirements for such inclusion in the determination of the Tier 2 Capital for single solvency purposes of the Issuer or the Guarantor or for group solvency purposes of the Regulated Group; provided that upon implementation of the Solvency II Directive such series of subordinated notes did fulfill the requirement for inclusion in the determination of the Tier 2 Capital of the Issuer, the Guarantor or the Regulated Group, except where in each of (1) and (2) this is the result of exceeding any applicable limits on the inclusion of such securities in the Tier 2 Capital of the Issuer, the Guarantor or the Regulated Group pursuant to the Applicable Supervisory Regulations; or

(b) at any time at which the Solvency II Directive is no longer part of the Applicable Supervisory Regulations, the Competent Supervisory Authority states in writing to the Issuer, the Guarantor or a member of the Regulated Group under its jurisdiction that, under Applicable Supervisory Regulations, such series of subordinated notes (in whole or in part) no longer fulfills the requirements for the inclusion in the determination of the Basic Own Funds for single solvency or group solvency purposes of the Issuer, the Guarantor or the Regulated Group, as applicable, except where this is the result of exceeding any applicable limits on the inclusion of such securities in the Basic Own Funds pursuant to the Applicable Supervisory Regulations; provided that prior to such statement, such series of subordinated notes did fulfill such requirements.

Notice of any Specified Event Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Trustee and each holder of subordinated notes of the series to be redeemed at its registered address (which notice will be irrevocable). The Issuer shall notify the Trustee and the holders of such series of subordinated notes in writing not less than 10 business days prior to the applicable redemption date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 business days prior to the applicable redemption date) if the applicable Conditions to Redemption will not be satisfied on the applicable redemption date, which written notice shall state the cause of the failure to satisfy such conditions, and the Specified Event Redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the holders of such series of subordinated notes in writing not more than 5 business days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new redemption date for such series of subordinated notes, which shall be the 10th business day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

Such notice shall state the specified redemption date, the facts establishing the right of the Issuer or the Guarantor to redeem the subordinated notes of such series, and that all outstanding subordinated notes of such series shall be redeemed at the applicable redemption price on the redemption date automatically and without any further action by the holders of such series of subordinated notes. Unless the Issuer defaults in the payment of the redemption price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the redemption date, interest will cease to accrue on the subordinated notes of such series to be redeemed. In the event the subordinated notes of any series are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the subordinated notes of such series to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing.

Conditions to Redemption

The “Conditions to Redemption” are satisfied on any day with respect to a scheduled redemption (including the applicable Scheduled Maturity Date and the applicable Final Maturity Date) or a planned purchase of the subordinated notes of a series, if:

(i) the redemption or purchase of the subordinated notes of such series would not result in, or accelerate the occurrence of, an Insolvency Event; and

(ii) no Solvency Capital Event has occurred and is continuing or would be caused by the redemption or the purchase of the subordinated notes of such series, unless (1) the Competent Supervisory Authority has given, and not withdrawn by such date, its prior consent to the redemption of the subordinated notes of such series and the payment of accrued and unpaid interest and Arrears of Interest (if any) and any Additional Amounts thereon or to the purchase of the subordinated notes of such series (to the extent it may give such prior consent in accordance with the Applicable Supervisory Regulations), (2) the repaid or purchased principal amounts of such series of subordinated notes have been replaced by other at least equivalent regulatory capital of at least equal status, and (3) the Minimum Capital Requirement is complied with after the repayment or purchase of such series of subordinated notes; provided, that if under the Applicable Supervisory Regulations no such consent, replacement or ongoing compliance with the Minimum Capital Requirement (as the case may be) is required at the time in order for the subordinated notes of such series to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Issuer, the Guarantor or the Regulated Group, such consent, replacement or ongoing compliance with the Minimum Capital Requirement (as the case may be) shall be deemed to be satisfied for the purposes of this subclause (ii); and

(iii) the Competent Supervisory Authority has given, and not withdrawn by such date, its prior consent to the redemption of the subordinated notes of such series and the payment of accrued and unpaid interest and Arrears of Interest (if any) and any Additional Amounts thereon or to the purchase of the subordinated notes of such series; provided, that if under the Applicable Supervisory Regulations no such consent is required at the time in order for the subordinated notes of such series to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Issuer, the Guarantor or the Regulated Group, this subclause (iii) shall not apply; and

(iv) in the event of a redemption or the purchase of the subordinated notes of a series on or prior to  , 2020, including pursuant to a Specified Event Redemption, the repaid or purchased principal amounts have been replaced by other at least equivalent regulatory capital of at least equal status as contemplated by Article 73.2 of Title II of European Commission Delegated Regulation (EU) 2015/35 (the “Delegated Regulation”) or if the Delegated Regulation is amended or replaced, the nearest corresponding provision (if any) of the Delegated Regulation as amended or of the replacement measure (as applicable); provided, that if under the Applicable Supervisory Regulations no such replacement by other at least equivalent regulatory capital of at least equal status is required at the time in order for the subordinated notes of such series to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Issuer, the Guarantor or the Regulated Group, this subclause (iv) shall not apply.

In the event that a series of subordinated notes is not redeemed as a result of a failure to satisfy the Conditions to Redemption, interest on such series of subordinated notes will continue to accrue and be paid on each Interest Payment Date (subject to the mandatory deferral provisions set forth above) until the first date on which final payment on such series of subordinated notes may be made as described above under “—Final Redemption,” at which time the subordinated notes of such series will become due and payable, and will be finally redeemed at the principal amount of the subordinated notes of such series, together with accrued and unpaid interest (including any Arrears of Interest) and any Additional Amounts thereon in the manner and subject to the conditions stated above.

Notwithstanding any other provision in a series of subordinated notes or the Subordinated Indenture, in the event of non-payment on a scheduled redemption date resulting from a failure to satisfy the applicable Conditions to Redemption in accordance with this provision, the series of subordinated notes to be redeemed will not become due and payable on such date, and such non-payment will not constitute an event of default under the Subordinated Indenture or the subordinated notes of such series and will not give holders of the subordinated notes of such series or the Trustee any right to accelerate repayment of the subordinated notes of such series.

An officers’ certificate relating to a series of subordinated notes in connection with any redemption under this “Conditions to Redemption” section certifying that (i) the applicable Conditions to Redemption have not been met or would not be met if the final redemption payment for such series of subordinated notes were made, or (ii) the applicable Conditions to Redemption have been met and would continue to be met if the final redemption payment for such series of subordinated notes were made or no such Conditions to Redemption apply shall, in the absence of manifest error, be treated and accepted by the Issuer, the Guarantor, the Trustee, the holders of the subordinated notes of the applicable series and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such officers’ certificate without liability to any person.

Special Mandatory Redemption

If the Acquisition is not consummated, or the Implementation Agreement is terminated, in each case, on or prior to December 15, 2015 (each, a “Special Mandatory Redemption Event”), the Issuer will be required to redeem all of the subordinated notes of each series then outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Notice of a special mandatory redemption will be mailed (or otherwise delivered to holders of the subordinated notes of each series in accordance with the procedures of DTC) promptly after the occurrence of the Special Mandatory Redemption Event (and in any event no later than 2:00 p.m., New York City time, on the fifth business day immediately following such event) to the Trustee and each holder of subordinated notes of each series at its registered address. The Conditions to Redemption will not apply to a special mandatory redemption. Payment of the Special Mandatory Redemption Price and performance of the Issuer’s obligations with respect to the special mandatory redemption may be performed in any event by the Guarantor or any of its other subsidiaries on behalf of the Issuer.

Certain Definitions; Interpretation

“Additional Amounts” has the meaning specified under “—Payment of Additional Amounts.”

“Additional Amounts Event” has the meaning specified under “—Redemption; Conditions to Redemption—Specified Event Redemption.”

“Applicable Supervisory Regulations” means, at any time, the provisions of insurance supervisory laws and any rules and regulations thereunder (including the Solvency II Directive from the time that the provisions of Title III, Chapter II, Section 1 thereof become effective with regard to the Regulated Group, the guidelines and recommendations of EIOPA, the requirements of the Competent Supervisory Authority and any applicable decisions of any court of competent jurisdiction) to the extent applicable, in relation to supervision of the group solvency of the Regulated Group or the single solvency of the Issuer or the Guarantor, as applicable, at such time.

“Arrears of Interest” has the meaning specified under “—Deferral of Interest Payments; Arrears of Interest—Arrears of Interest.”

“Basic Own Funds” means basic own funds within the meaning of the Solvency II Directive or, if the Solvency II Directive is amended to no longer refer to basic own funds or the Solvency II Directive is not part of the Applicable Supervisory Regulations, the nearest corresponding items (if any) under the Solvency II Directive as amended or other Applicable Supervisory Regulations.

“Competent Supervisory Authority” means (i) at any time at which the Solvency II Directive is not part of the Applicable Supervisory Regulations, a regulator, if any, of competent jurisdiction regarding compliance of the Regulated Group (or, if applicable, the Issuer or the Guarantor) with any applicable solvency margin or capital adequacy levels (and, if there is more than one such regulator, one of such regulators designated by the Issuer), and (ii) at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, the Central Bank of Ireland or the authority that otherwise is the group supervisor (within the meaning of Article 247 of the Solvency II Directive, except where Article 261 of the Solvency II Directive applies, in which case it shall be the third country supervisor referred to in that Article, and, if there is more than one such supervisor, one of such supervisors designated by the Issuer). Should the Solvency II Directive be amended in either of those respects, the Competent Supervisory Authority shall be the competent supervisory authority (if any) exercising a corresponding role to the group supervisor with respect to the Regulated Group.

“Conditions to Redemption” has the meaning specified under “—Redemption; Conditions to Redemption—Conditions to Redemption.”

“Delegated Regulation” has the meaning specified under “—Redemption; Conditions to Redemption—Conditions to Redemption”

“EIOPA” means the European Insurance and Occupational Pensions Authority or any replacement or successor body.

“Eligible Own Funds” means (i) own funds (including “Basic Own Funds” and “ancillary own funds”) within the meaning of the Solvency II Directive which (a) are eligible to form part of the items required to meet the Solvency Capital Requirement and (b) meet the requirements of the Delegated Regulation in order to be available to meet the Solvency Capital Requirement or (ii) if the Solvency II Directive is amended to no longer refer to all or part of the foregoing or the Solvency II Directive is no longer part of the Applicable Supervisory Regulations, the nearest corresponding items (if any) to the foregoing under the Solvency II Directive as amended or other Applicable Supervisory Regulations; provided, that if the Delegated Regulation or other Applicable Supervisory Regulations (as applicable) are amended or replaced, then reference to provisions of the Delegated Regulation or other Applicable Supervisory Regulations (as applicable) shall be construed as references to the nearest corresponding provision (if any) of the Delegated Regulation or other Applicable Supervisory Regulations (as applicable) as amended or of the replacement measures.

“Equivalent Supervisory Regulations” means the provisions of insurance supervisory laws and any rules and regulations thereunder of a jurisdiction that exercises equivalent supervision as provided for at Title III Chapter IV of the Solvency II Directive (or, if the Solvency II Directive is amended in that respect, the equivalent supervision or the nearest corresponding concept (if any) as provided for in the Solvency II Directive as amended) in relation to supervision of the group solvency of the Regulated Group or the single solvency of the Issuer or the Guarantor, as applicable, at such time.

“Final Maturity Date” has the meaning specified under “—Redemption; Conditions to Redemption—Final Redemption.”

“Group Solvency” means group solvency as provided for in Title III Chapter II of the Solvency II Directive.

“Insolvency Event” has the meaning specified under “—Deferral of Interest Payments; Arrears of Interest—Mandatory Deferral of Interest Payments.”

“Mandatory Deferral Event” has the meaning specified under “—Deferral of Interest Payments; Arrears of Interest—Mandatory Deferral of Interest Payments.”

“Minimum Capital Requirement” means the minimum capital requirement applicable to the Issuer, the Guarantor or with regard to the Regulated Group, as applicable, pursuant to the Applicable Supervisory Regulations.

“Regulated Group” means XL Group and all of its subsidiaries and holding companies, if any, from time to time required to be included in the calculation of “group solvency” as provided for at Title III Chapter II, Section 1 of the Solvency II Directive (or if the Solvency II Directive is amended, the corresponding (if any) provisions thereto) or, if the Solvency II Directive is not part of the Applicable Supervisory Regulations, any other similar or corresponding calculation under the Applicable Supervisory Regulations.

“Regulatory Event” has the meaning specified under “—Redemption; Conditions to Redemption—Specified Event Redemption.”

“Solvency II Directive” means Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009, the further legislative acts of the European Union enacted in relation thereto, and the national legislation implementing the same which is binding on or enforceable by or against the Competent Supervisory Authority in each case as amended from time to time.

“Solvency Capital Event” has the meaning specified under “—Deferral of Interest Payments; Arrears of Interest—Mandatory Deferral of Interest Payments.”

“Solvency Capital Requirement” means the solvency capital requirement or other requirement to maintain assets applicable to the Issuer or the Guarantor or in respect of the Regulated Group, as applicable, pursuant to the Applicable Supervisory Regulations and, while the Solvency II

Directive is part of the Applicable Supervisory Regulations, means the solvency capital requirement applicable to the Issuer or the Guarantor or in respect of the Regulated Group, as provided for at, and determined in accordance with, Title III Chapter II of the Solvency II Directive and approved, as applicable, by the Competent Supervisory Authority (or, if the Solvency II Directive is amended, the nearest corresponding provisions (if any)). References to Solvency Capital Requirement shall be read as references to the Minimum Capital Requirement where non-compliance with the Minimum Capital Requirement occurs before non-compliance with the Solvency Capital Requirement.

“Special Mandatory Redemption Date” means the earlier to occur of (i) December 31, 2015 if the Acquisition has not been consummated on or prior to 5:00 p.m., New York City time, on December 15, 2015; or (ii) the 15th day (or if such day is not a business day, the first business day thereafter) following the termination of the Implementation Agreement for any reason.

“Special Mandatory Redemption Event” has the meaning specified under “—Special Mandatory Redemption.”

“Special Mandatory Redemption Price” means, with respect to each series of subordinated notes, 101% of the aggregate principal amount of the subordinated notes of such series then outstanding, plus accrued and unpaid interest (including Arrears of Interest) to, but excluding, the Special Mandatory Redemption Date, and any Additional Amounts thereon.

“Specified Event” has the meaning specified under “—Redemption; Conditions to Redemption—Specified Event Redemption.”

“Specified Event Redemption” has the meaning specified under “Redemption; Conditions to Redemption—Specified Event Redemption.”

“Tax Event” has the meaning specified under “—Redemption; Conditions to Redemption—Specified Event Redemption.”

“Taxing Jurisdiction” means the Cayman Islands, Ireland or Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which the Issuer or the Guarantor makes a payment on the subordinated notes or the guarantees or in which the Issuer or the Guarantor generally becomes subject to taxation.

“Tier 2 Capital” means, at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, capital meeting the requirements for classification of Basic Own Funds in Tier 2 (or, if the Solvency II Directive is amended so as to no longer refer to Tier 2 in this respect, the nearest corresponding concept (if any) under the Solvency II Directive as amended).

“Winding-Up” has the meaning specified under “—Events of Default.”

If, at any time, the Regulated Group is subject to equivalent supervision as provided for at Title III Chapter IV of the Solvency II Directive (or, if the Solvency II Directive is amended in that respect, equivalent supervision or the nearest corresponding concept (if any) as provided for in the Solvency II Directive as amended), references to the Solvency II Directive shall be construed as references to the Equivalent Supervisory Regulations and references to particular provisions of, concepts contained in, or matters provided for in the Solvency II Directive shall be construed as references to the nearest (if any) corresponding provisions of, concepts contained in, or matters provided for in the Equivalent Supervisory Regulations other than such references in the definition of “Equivalent Supervisory Regulations” and in the proviso to paragraph (iii)(b) of “Redemption; Conditions to Redemption—Specified Event Redemption.”

If any provision of the Solvency II Directive or other Applicable Supervisory Regulations referred to under these subordinated notes in connection with any requirements applying to the Issuer, the Guarantor and/or the Regulated Group is amended or replaced so that there is no corresponding provision in the amended or replacement measures, (i) if the requirement concerned is entirely dependent on the existence of such a corresponding provision, the requirement shall cease to apply and (ii) if the requirement concerned is partially dependent on the existence of such a corresponding provision, the requirement shall be deemed modified so that all parts of that requirement solely dependent on that provision shall cease to apply; provided, in each case, that holders of subordinated notes of each series are not adversely affected thereby.

Purchases

The Issuer may, in its sole discretion, at any time, subject to compliance with the Applicable Supervisory Regulations, including prior consent of the Competent Supervisory Authority if such consent is then required under the Applicable Supervisory Regulations, purchase the subordinated notes of any series for cancellation in the open market or otherwise at any price; provided that such purchase is permitted only if the applicable Conditions to Redemption have been satisfied with respect to such purchase.

Payment of Additional Amounts

All amounts payable (whether in respect of principal, interest or otherwise) in respect of a series of subordinated notes (including, for the avoidance of doubt, payments under the related guarantees) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Issuer or the Guarantor will pay, or cause to be paid, such additional amounts on such series of subordinated notes as may be necessary in order that the net amounts receivable by a holder of such series of subordinated notes after such withholding or deduction (including any withholding or deduction from such additional amounts) shall equal the respective amounts that would have been receivable by such holder of such series of subordinated notes had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable on such series of subordinated notes in relation to any payment (including a payment made in connection with a redemption) in respect of such series of subordinated notes:

(i) to, or to a third party on behalf of, a person who would be able to avoid such withholding or deduction by complying with applicable statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such subordinated note by reason of such person (or such third party) having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Taxing Jurisdiction, other than (a) the mere holding of such subordinated note, (b) the receipt of principal, interest or other amount in respect of such subordinated note or (c) the mere enforcement of rights with respect to such subordinated note;

(ii) presented for payment more than 30 days after the relevant date (as defined below), except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiration of such period of 30 days;

(iii) to a fiduciary, a partnership or person who is not the beneficial owner of a subordinated note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the subordinated note directly;

(iv) on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

(v) on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such subordinated note;

(vi) any taxes imposed on, or withheld or deducted from, a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC, European Council Directive 2014/48/EU or any other directive implementing the conclusions of the ECOFIN

Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to such Directive or other directive;

(vii) any taxes that are withheld or deducted pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder, official interpretations thereof, or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreement) entered into in connection therewith; or

(viii) any combination of items (i) through (vii) above.

The “relevant date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of such series of subordinated notes, notice to that effect shall have been duly given to the holders of the subordinated notes of the applicable series.

Discharge and Defeasance

The discharge and defeasance provisions of the base indenture, as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees—Discharge and Defeasance,” shall apply to each series of subordinated notes and the related guarantees; provided that any applicable Conditions to Redemption shall be satisfied (i) in the case of a discharge of such series of subordinated notes, at the time of such discharge, and (ii) in the case of a defeasance of such series of subordinated notes, at the time of the deposit of cash or U.S. government obligations as described in clause (3) of the second paragraph of such section.

Events of Default

The events of default provisions of the base indenture, as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees—Events of Default and Notice Thereof,” shall not apply to either series of subordinated notes or the guarantees.

An “event of default” with respect to each series of subordinated notes will occur only upon the occurrence of a Winding-Up.

A “Winding-Up” will occur if:

(i) at any time an order is made, or an effective resolution is passed, for the winding-up of the Issuer or the Guarantor (except, in any such case, a solvent winding-up solely for the purpose of a reconstruction or amalgamation or the substitution in place of the Issuer or the Guarantor, as applicable, of a successor in business of the Issuer or the Guarantor, as applicable, the terms of which reconstruction, amalgamation or substitution (A) have previously been approved in writing by the Trustee or by holders of a majority in aggregate principal amount of the outstanding subordinated notes of the affected series and (B) do not provide that the subordinated notes of such series or any amount in respect thereof shall thereby become payable); or

(ii) an administrator of the Issuer or the Guarantor is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

If an event of default under the Subordinated Indenture occurs, the entire principal amount of the subordinated notes of each affected series, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, will automatically become due and payable without any declaration or other action on the part of the Trustee or any holder of the subordinated notes of such series. The right of acceleration only applies upon the occurrence of an event of default as described above. For the avoidance of doubt, any failure to pay interest on a series of subordinated notes when due as a result of a Mandatory Deferral Event or any failure to pay principal of a series of subordinated notes when due as a result of any of the applicable

Conditions to Redemption not being satisfied shall not constitute an event of default under the Subordinated Indenture or such series of subordinated notes.

The Subordinated Indenture provides that the Trustee must give holders notice of all events of default or any failure of the Issuer or the Guarantor to comply with any term or condition under the subordinated notes or the Subordinated Indenture within 90 days after it becomes actually known to a responsible officer of the Trustee.

Notwithstanding the foregoing, the Trustee may, at its discretion and without further notice, institute such proceedings or take such steps or actions against the Issuer or the Guarantor as it may think fit to enforce any term or condition binding on the Issuer or the Guarantor under each series of subordinated notes or the Subordinated Indenture (other than any payment obligation of the Issuer or the Guarantor under or arising from such series of subordinated notes or the Subordinated Indenture, including any payment of damages awarded for breach of any obligations thereunder) but in no event shall the Issuer or the Guarantor, by virtue of the institution of any such proceedings or the taking of such steps or actions, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it under the terms of the applicable series of subordinated notes. Nothing in this paragraph shall, however, (i) prevent the Trustee from proving in any winding-up or administration of the Issuer or the Guarantor and/or claiming in any liquidation of the Issuer or the Guarantor in respect of any payment obligation of the Issuer or the Guarantor, in each case where such payment obligation arises from a series of subordinated notes or the Subordinated Indenture (including, without limitation, payment of any principal, interest (including Arrears of Interest) and any Additional Amounts in respect of such series of subordinated notes or any payment of damages awarded for breach of any obligations under such series of subordinated notes or the Subordinated Indenture), or (ii) impair the right of any holder to receive payment of principal of, or interest (including Arrears of Interest) and any Additional Amounts on such holder’s subordinated notes of any series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s subordinated notes of any series.

The Trustee shall not be bound to take any of the actions referred to in this “Events of Default” section against the Issuer or the Guarantor to enforce the terms of any series of subordinated notes, the Subordinated Indenture or any other action under or pursuant to the Subordinated Indenture, unless (i) it shall have been so directed by holders of not less than 25% in aggregate principal amount of such series of subordinated notes then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

Modification and Waiver

The modification and waiver provisions of the base indenture, as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees—Modification and Waiver,” shall apply to each series of subordinated notes and the related guarantees; provided that any amendment or modification to the Subordinated Indenture or a series of subordinated notes shall require the prior consent of the Competent Supervisory Authority, if such consent is then required under the Applicable Supervisory Regulations, and any amendment or modification made or purported to be made without such consent shall be void.

Actions Not Restricted by Subordinated Indenture

The Subordinated Indenture does not contain restrictions on the ability of the Issuer or the Guarantor to:

(i) incur, assume or become liable for any type of debt or other obligation;

(ii) create liens on its property for any purpose;

(iii) purchase or redeem or make any payments in respect of capital stock or other securities ranking on parity with the subordinated notes or junior in right of payment to the subordinated notes; or

(iv) make any payment on, purchase, redeem or retire, any senior indebtedness.

The Subordinated Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Subordinated Indenture does not contain any provisions that would require the Issuer to purchase or redeem or modify the terms of any of the subordinated notes upon a change of control or other event involving the Issuer or the Guarantor that may adversely affect the creditworthiness of the subordinated notes.

Indemnification of Judgment Currency

The Issuer and the Guarantor will, jointly and severally, indemnify the Trustee and each holder of a subordinated note to the fullest extent permitted by applicable law against any loss incurred by the Trustee or any such holder, as applicable, as a result of any judgment or order being given or made for any amount due under such subordinated note and the judgment or order being expressed and paid in the currency (the “judgment currency”), other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of the judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such holder, as applicable, on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Trustee or such holder.

Governing Law; Consent to Jurisdiction and Service of Process

The Subordinated Indenture and each series of subordinated notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws that would result in the application of laws other than the laws of the State of New York.

Each of the Issuer, the Guarantor and the Trustee has irrevocably and unconditionally submitted to the non-exclusive jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, The City of New York over any legal suit, action or proceeding arising out of or relating to the Subordinated Indenture or any subordinated note. As long as any of the subordinated notes remain outstanding, the Issuer will at all times have an authorized agent in The City of New York upon whom process may be served in any legal suit, action or proceeding arising out of or relating to the Subordinated Indenture or any subordinated note. Each of the Issuer and the Guarantor has appointed Puglisi & Associates as its agent for such purpose.

To the fullest extent permitted by applicable law, each of the Issuer, the Guarantor and the Trustee waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Subordinated Indenture, the subordinated notes or the transactions contemplated thereby.

Listing

We have applied to list the 2025 subordinated notes and the 2045 subordinated notes on the New York Stock Exchange under the symbols “XL25” and “XL45,” respectively. We expect trading in the subordinated notes on the New York Stock Exchange to begin within 30 days of the original issue date.

BOOK-ENTRY; DELIVERY AND FORM

Except as set forth below, each series of subordinated notes will be issued in the form of one or more fully registered notes in global form without coupons (each, a “global note”). The global notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof.

Global Notes

Pursuant to procedures established by DTC, interests in the global notes will be shown on, and the transfer of such interest will be effected only through, records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC (“participants”) and the records of participants with respect to interests of persons other than participants. Such accounts initially were designated by or on behalf of the underwriters and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. Beneficial interests in the global notes may be held through the Euroclear System, operated by Euroclear Bank S.A./N.V. (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

So long as DTC or its nominee is the registered owner or holder of the subordinated notes, DTC or such nominee will be considered the sole owner or holder of the subordinated notes represented by such global notes for all purposes under the Subordinated Indenture. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a global note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

The Issuer will make payments of the principal of, premium, if any, and interest on global notes to DTC or its nominee as the registered owner thereof. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Issuer expects that DTC or its nominee, on receipt of any payment of principal or interest in respect of a global note representing any subordinated notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payment will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Subordinated notes that are issued as described below under “—Certificated Notes” will be issued in registered definitive form without coupons (each, a “certificated note”). Upon transfer of certificated notes, such certificated notes may, unless the global note has previously been exchanged for certificated notes, be exchanged for an interest in the global note representing the principal amount of subordinated notes being transferred.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of subordinated notes, including the presentation of subordinated notes for exchange as described below and the conversion of subordinated notes, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the subordinated notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the subordinated notes, the global notes will be exchanged for legended notes in certificated form, and distributed to DTC’s participants.

Unless and until they are exchanged in whole or in part for certificated notes, the global notes may not be transferred except as a whole by DTC or its nominee or to a successor of DTC or its nominee.

DTC has advised the Issuer that it is a limited-purpose trust company organized under the New York Banking Law, created to hold securities for its participating organizations (collectively, the “Participants’) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic computerized book-entry changes in accounts of its Participants. This eliminates the need for physical movement of securities certificates. The Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations (including Euroclear and Clearstream) and certain other organizations. Access to DTC’s system is also available to other entities such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V. as operator of Euroclear, and Clearstream Banking, société anonyme, as operator of Clearstream.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the global notes will not have subordinated notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Subordinated Indenture for any purpose.

Payments in respect of the principal amount and accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the applicable series of subordinated notes under the Subordinated Indenture. Under the terms of the Subordinated Indenture, the Issuer and the Trustee will treat the persons in whose names the subordinated notes, including the global notes, are registered as the owners of the subordinated notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any of Issuer’s or the Trustee’s agents have or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the subordinated notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of subordinated notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the subordinated notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Redemption notices shall be sent to DTC. If less than all of the subordinated notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the subordinated notes to be redeemed.

Redemption proceeds, distributions and dividend payments on the subordinated notes will be made to DTC or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or the agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC nor its nominee, agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to DTC (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursement of the payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear and Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of subordinated notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the subordinated notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under a series of subordinated notes, DTC reserves the right to exchange the global notes for certificated notes, and to distribute the subordinated notes of such series to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Certificated Notes

You may not exchange your beneficial interest in a global note for a note in certificated form unless:

(i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the global note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and in either case, the Issuer thereupon fails to appoint a successor depositary within 90 days; or

(ii) an Event of Default shall have occurred and be continuing with respect to the subordinated notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

In 2007, XL-Cayman entered into a replacement capital covenant (the “Existing RCC”) in connection with the issuance of its Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares, liquidation preference $1,000 per share (the “Series E Preferred”). The Existing RCC is scheduled to terminate on April 15, 2047, subject to extension as provided therein (the “Scheduled Termination Date”).

In the Existing RCC, XL-Cayman covenanted, for the benefit of holders of a designated series of its long-term indebtedness that ranks senior to the Series E Preferred, that neither XL-Cayman nor any of its subsidiaries would redeem or purchase all or any part of the Series E Preferred before April 15, 2047 unless it issues certain replacement capital securities. Pursuant to the terms of the Existing RCC, upon their issuance the 2045 subordinated notes will become the “covered debt” under the Existing RCC. Since XL-Cayman issued the Series E Preferred, certain rating agencies have changed how they evaluate replacement capital covenants for purposes of ascribing equity credit to hybrid securities such as the Series E Preferred. At the time of the issuance of the 2045 subordinated notes, XL-Cayman intends to terminate the Existing RCC and enter into a new replacement capital covenant (the “New RCC”) in connection with the Series E Preferred, effective as of the issuance of the 2045 subordinated notes, which will initially run to the benefit of the holders of the 2045 subordinated notes. The New RCC will better reflect the criteria currently applied by those rating agencies which continue to consider the terms of replacement capital covenants in ascribing equity credit to hybrid securities, and will not impose restrictions on XL-Cayman that are no longer needed to enhance the equity credit we receive for the Series E Preferred. The 2025 subordinated notes will not become “covered debt” under the Existing RCC or the New RCC.

By purchasing the 2045 subordinated notes, holders of the 2045 subordinated notes, as holders of the “covered debt” under the Existing RCC, are irrevocably consenting to the termination of the Existing RCC, and represent and agree that they waive any reliance on any covenant, promise or agreement (whether express or implied) set forth in the Existing RCC prior to such termination, and will not take or attempt to take any action to enforce any such covenant, promise or agreement set forth in the Existing RCC prior to such termination. Each purchaser of the 2045 subordinated notes will be deemed to have consented to such termination and made such representations and agreements and such consent, representations and agreements will be binding on all current and future holders of the 2045 subordinated notes.

Summarized below are certain proposed terms of the New RCC. This summary is not a complete description of the New RCC and is qualified in its entirety by the terms and provisions of the New RCC. We will file the New RCC with the SEC after its execution as an exhibit to a Current Report on Form 8-K.

XL-Cayman will covenant in the New RCC for the benefit of holders of a designated series of its long-term indebtedness that ranks senior to the Series E Preferred (which will initially be the 2045 subordinated notes) that it will not repay, redeem or purchase, nor shall any of its subsidiaries purchase, the Series E Preferred prior to the scheduled termination date of the New RCC, which will be the same as the Scheduled Termination Date of the Existing RCC that it replaces (or such earlier date on which the New RCC terminates by its terms), unless, subject to certain limitations, since the date 360 days prior to the date of that repayment, redemption or purchase (the “Measurement Date”), it has received a specified amount of net cash proceeds from the sale of ordinary shares or certain other qualifying securities that have certain characteristics that are at least as equity-like as the applicable characteristics of the Series E Preferred, or XL-Cayman or its subsidiaries have issued a specified amount of ordinary shares in connection with the conversion or exchange of certain convertible or exchangeable securities. The 360-day period may be extended by the number of days on which there exist certain events that disrupt trading and/or settlement of XL-Cayman’s ordinary shares or other qualifying securities, as described in the New RCC. The New RCC will terminate prior to its scheduled termination date if (i) the Series E Preferred is no longer outstanding and XL-Cayman has fulfilled its obligations under the New RCC or they are no longer applicable, as described below, (ii) the holders of a majority of the then-outstanding principal amount of the then-effective series of covered debt consent or agree to the termination of the New RCC, (iii) XL-Cayman ceases to have any series of outstanding debt that is eligible to be treated as covered debt under the New RCC, (iv) a rating agency event or a change in control event occurs (as defined in the New RCC), (v) Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto (“S&P”) no longer assigns XL-Cayman a solicited rating on senior debt that it issues or guarantees, or (vi) the termination of the New RCC would have no effect on the equity credit provided by S&P with respect to the Series E Preferred.

The promises and covenants contained in the New RCC will not apply if:

•	S&P upgrades XL-Cayman’s holding company issuer credit rating by at least one notch above A-;

•	XL-Cayman redeems the Series E Preferred due to a tax event; or

•

after proper notice of redemption for the Series E Preferred has been given to the holders, a market disruption event occurs and prevents XL-Cayman from raising proceeds in accordance with the requirements of the New RCC to redeem the Series E Preferred; provided that, if during the pendency of such market disruption event XL-Cayman repurchases or redeems or one of its subsidiaries purchases any Series E Preferred in a manner that, but for the existence of the market disruption event, would not have been permitted by the New RCC, then, at such time as the market disruption event shall cease to exist, XL-Cayman will be required to issue ordinary shares or other qualifying securities to raise proceeds, in accordance with requirements of the New RCC, in an amount sufficient to repurchase or redeem such Series E Preferred.

These promises and covenants also will not apply if XL-Cayman repurchases or redeems or one of its subsidiaries purchases up to 10% of the aggregate liquidation preference of the Series E Preferred in any one-year period; provided that no more than 25% of the aggregate liquidation preference of the Series E Preferred shall be so repurchased, redeemed or purchased in any ten-year period. Any Series E Preferred XL-Cayman or any of its subsidiaries acquires or holds as a result of the acquisition, consolidation or merger of any person by or into XL-Cayman or any of its subsidiaries, or the acquisition of all or substantially all assets of any person by XL-Cayman or any of its subsidiaries, will be deemed not to be or have been repurchased, redeemed or purchased by XL-Cayman or any of its subsidiaries for purposes of this provision, and will not be counted in determining whether such thresholds have been met.

XL-Cayman may amend or supplement the New RCC from time to time after obtaining the consent of the holders of a majority of the then-outstanding principal amount of the then-effective series of covered debt. XL-Cayman may also amend or supplement the New RCC from time to time without such consent if any of the following apply:

•

the amendment eliminates ordinary shares or certain other securities as replacement securities, if, after the date of the New RCC, an accounting standard or interpretive guidance of an existing accounting standard, issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States or other appropriate jurisdiction, as applicable, followed by us becomes effective or applicable to us such that there is more than an insubstantial risk that the failure to eliminate ordinary shares or such other securities would result in a reduction in our fully diluted earnings per share as calculated in accordance with generally accepted accounting principles (“EPS”), or we otherwise have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to eliminate ordinary shares or such other securities as replacement securities would result in a reduction of our fully diluted EPS;

•

the sole effect of the amendment or supplement is either (A) to impose additional restrictions on XL-Cayman’s ability to redeem or purchase the Series E Preferred or the ability of any of its subsidiaries to purchase the Series E Preferred, or (B) to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as replacement securities (other than those covered by the preceding bullet point) and in each case one of XL-Cayman’s officers has delivered to the holders of the then-effective series of covered debt a written certificate to that effect;

•	the amendment or supplement extends the termination date of the New RCC; or

•

the amendment or supplement is not materially adverse to the holders of the then-effective series of covered debt and one of XL-Cayman’s officers has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, the amendment or supplement is not materially adverse to the holders of the then-effective series of covered debt.

XL-Cayman’s covenants in the New RCC will initially run to the benefit of the holders of the 2045 subordinated notes, but the 2045 subordinated notes will cease to be covered debt, and those holders will not be entitled to the benefit of the New RCC, beginning two years prior to the stated maturity of the 2045 subordinated notes or such earlier date as the outstanding principal amount of the 2045 subordinated notes is less than $100,000,000 as a result of any redemption or repurchase of 2045 subordinated notes by XL-Cayman or its subsidiaries. The New RCC is not intended for the benefit of holders of any Series E Preferred or any 2025 subordinated notes and may not be enforced by any of them, and the New RCC is not a term of any Series E Preferred or the related Memorandum and Articles of Association or Board Resolutions under which they were issued. The New RCC is also not a term of the 2045 subordinated notes or the related indenture or supplemental indenture under which they will be issued; they are separate contractual arrangements of XL-Cayman.

TAX CONSIDERATIONS

Cayman Islands

There are currently no taxes imposed in the Cayman Islands on income, profits, capital gains or appreciations of the holders of the subordinated notes nor any taxes on the holders of the subordinated notes in the nature of estate duty or capital transfer tax. Further, XL-Cayman has obtained an undertaking from the Cayman Islands Government authorities that, as an exempted company, until June 3, 2018, no taxes on profit, income, capital gains or appreciations and no tax in the nature of estate duty or inheritance tax will be payable in respect of the subordinated notes or other obligations of XL-Cayman. The Cayman Islands impose stamp duties on certain categories of documents; however, the stamp duties, if any, applicable to the offering, execution, authentication, allotment, issue, delivery and enforcement of the subordinated notes and the performance by XL-Cayman of its obligations under the subordinated notes, the indenture and the underwriting agreement for the subordinated notes and by the Guarantor under the guarantees will not involve the payment of any material amount.

Ireland

The following is a summary of certain Irish tax consequences of the purchase, ownership and disposition of the subordinated notes. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of the subordinated notes. The summary relates only to the position of persons who are the absolute beneficial owners of the subordinated notes and may not apply to certain other classes of persons such as dealers in securities.

The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as in effect on the date of this offering memorandum, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the subordinated notes should consult their own advisors as to the Irish or other tax consequences of the purchase, beneficial ownership and disposition of the subordinated notes.

Withholding Tax.

Interest payments on the subordinated notes

No Irish interest withholding tax will be deducted from interest payments made by XL-Cayman to holders of the subordinated notes, provided the subordinated notes remain quoted on a recognised stock exchange (which would include the New York Stock Exchange) and are held in a recognised clearing system (which would include the Depository Trust Company of New York).

If a holder of subordinated notes appoints a person in Ireland to collect interest payments on the subordinated notes on the holder’s behalf, Irish encashment tax (currently 20%) may be deducted by the Irish collection agent from the interest payments. An exemption from this withholding tax may be claimed if the beneficial owner of the interest is not tax resident in Ireland and makes a written declaration to this effect to the collecting agent.

Guarantee payments by XL Group

If XL Group, in its capacity as guarantor of the subordinated notes, makes any payment under the guarantee (other than a payment in respect of principal), such payment may be subject to Irish withholding tax at the current rate of 20%, subject to the availability of a relief under the terms of a relevant double taxation treaty or any exemption under Irish domestic law that may apply.

The withholding tax position under Irish law in respect of payments under a guarantee is unclear. Where a payment by XL Group under the guarantee is regarded as “interest” for Irish tax purposes, provided that the subordinated notes are quoted on a recognised stock exchange and are held in a recognised clearing system, an exemption from Irish interest withholding tax (the quoted

Eurobond exemption) should be available under domestic law. If for any reason the quoted Eurobond exemption does not, or ceases to, apply, XL Group in its capacity as guarantor should be able to pay interest on the subordinated notes to a company resident in a relevant territory, provided that the relevant territory in question imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction. For this purpose residence is determined by reference to the law of the relevant territory which the recipient claims to be resident in. This exemption from withholding tax will not apply, however, if the interest is paid to a company in connection with a trade or business carried on by that company through a branch or agency in Ireland.

A “relevant territory” means a member state of the European Union (other than Ireland) or a territory with which Ireland has a comprehensive double tax treaty that either (a) has the force of law, or (b) will have, on completion of the necessary procedures, the force of law. A list of the territories with which Ireland has entered into a comprehensive double tax treaty is available at www.revenue.ie.

Income Tax. Generally, holders of subordinated notes who are tax resident in Ireland will be subject to Irish tax on their worldwide income (including interest earned on the subordinated notes). Such holders will be obliged to account for any Irish tax on a self-assessment basis; there is no requirement for the Irish Revenue Commissioners to issue or raise an assessment.

Holders of subordinated notes who are not tax resident (or ordinarily resident) in Ireland will generally only be subject to Irish tax on their Irish source income (again, on a self-assessment basis). Interest payable on the subordinated notes may be regarded as Irish source income on the basis that the subordinated notes may be treated as located in Ireland because XL-Cayman resides in Ireland. However, provided the subordinated notes are quoted on a recognised stock exchange and are held in a recognised clearing system, a holder of subordinated notes will be exempt from Irish income tax on interest paid in respect of such subordinated notes if the holder (i) is regarded for the purposes of section 198 of the Taxes Consolidation Act 1997 of Ireland, as being a resident of a “relevant territory” (and is not tax resident in Ireland), (ii) is a company, under the control, directly or indirectly, of persons who by virtue of the law of a relevant territory are resident in that jurisdiction and that person or persons are not themselves under the control directly or indirectly of a person who is not resident in such a jurisdiction, or (iii) a company, the principal class of shares of such company, or another company of which the recipient company is a 75% subsidiary, is substantially and regularly traded on one or more recognised stock exchanges in a relevant territory or a stock exchange approved by the Irish Minister for Finance.

Guarantee payments by XL Group may also be regarded as Irish source income because XL Group resides in Ireland. Consequently, a recipient of a guarantee payment by XL Group may be subject to Irish tax on such payment (on a self-assessed basis), notwithstanding that the recipient may receive the payment free of withholding tax. If guarantee payments were regarded for Irish tax purposes to be interest payments (as discussed above) arising from an Irish source, the recipients of such guarantee payments would be exempt from Irish income tax if the recipients were companies which were regarded, for the purposes of section 198 of the Taxes Consolidation Act 1997 of Ireland, as being a resident of a “relevant territory” (and not tax resident in Ireland) and that “relevant territory” imposed a tax that generally applied to interest receivable in that territory by companies from sources outside that territory. If the guarantee payments were regarded for Irish tax purposes to be interest payments, provided that the subordinated notes are quoted on a recognised stock exchange and held in a recognised clearing system, the exemptions from Irish income tax mentioned in the paragraph above should also apply in respect of the guarantee payments. If these exemptions did not apply or if the guarantee payments were treated as a form of income other than an interest payment (e.g., an annual payment) arising from an Irish source, a double taxation treaty may offer relief for any such income tax imposed.

Capital Gains Tax. If a holder of subordinated notes is not tax resident (or ordinarily resident) in Ireland, such holder will not be subject to Irish tax on capital gains arising on a disposal of the subordinated notes, provided the subordinated notes are not held for the use of or for the purposes of an Irish branch or agency.

If a holder of subordinated notes is tax resident (or ordinarily resident) in Ireland, such holder may be subject to Irish tax on capital gains arising on a disposal of the subordinated notes if the subordinated notes constitute a “debt on a security.” Broadly, the subordinated notes would generally be treated as a “debt on a security” if their value can vary in accordance with market conditions so that a holder could make a profit on their disposal.

Capital Acquisitions Tax. If the subordinated notes are comprised in a gift or inheritance, Irish capital acquisitions tax (“CAT”) (currently 33%) may apply to the donee (or successor) if:

(a) the donor is, or the deceased was, Irish domiciled, resident or ordinarily resident;

(b) the recipient of the gift or inheritance is resident or ordinarily resident in Ireland; or

(c) the subordinated notes are regarded as property located in Ireland.

Because the subordinated notes could be regarded as property located in Ireland, a recipient of a gift or inheritance of the subordinated notes may be liable to CAT (even though neither the disponer nor the recipient may be domiciled, resident or ordinarily resident in Ireland at the relevant time).

CAT is currently levied at a rate of 33 per cent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold.

Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €225,000 in respect of taxable gifts and inheritances received from their parents. Also, transfers of subordinated notes within a wholly owned corporate group are generally exempt from CAT. Holders of subordinated notes should consult their own tax advisers as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

Stamp Duty. No charge to Irish stamp duty or similar Irish tax will arise upon the issue or delivery of the subordinated notes. Any transfer of subordinated notes pursuant to a written instrument should be exempt from stamp duty, provided the transfer does not relate to (a) any immoveable property situate in Ireland (or any right over or interest in such property), or (b) any stocks or marketable securities of a company which is registered in Ireland.

European Union Savings Directive

Under EC Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State (including Ireland) is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State.

Ireland has implemented the Savings Directive into national law. Any Irish paying agent making an interest payment on behalf of XL-Cayman to an individual, and certain residual entities defined in the Taxes Consolidation Act of 1997 of Ireland, resident in another EU Member State and certain associated and dependent territories of a Member State will have to provide details of the payment to the Irish Revenue Commissioners who in turn will provide such information to the competent authorities of the state or territory of residence of the individual or residual entity concerned.

The Council of the EU has adopted a Directive (the “Amending Directive”) which, when implemented, will amend and broaden the scope of the requirements of the Savings Directive. The Amending Directive will expand the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities, and the circumstances in which payments must be reported or paid subject to withholding. For example, payments made to

(or for the benefit of) (i) an entity or legal arrangement established or effectively managed outside of the EU (and outside any third country or territory that has adopted similar measures to the Savings Directive) which indirectly benefit an individual resident in an EU Member State, may fall within the scope of the Savings Directive, as amended. The Amending Directive requires EU Member States (including Ireland) to adopt national legislation necessary to comply with it by 1 January 2016, which legislation must apply from 1 January 2017. Investors who are in any doubt as to their position should consult their professional advisers.

United States

The following discussion summarizes the U.S. federal income tax considerations that may be relevant to you if you invest in subordinated notes and are a U.S. holder (as defined below). This summary deals only with U.S. holders that purchase subordinated notes for cash at their respective offering prices as part of this offering and that will hold subordinated notes as capital assets (generally, property held for investment). It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules such as a bank, thrift, real estate investment trust, partnership or other pass-through entity (or person that will hold subordinated notes through such an entity), regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold subordinated notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization, person whose “functional currency” is not the U.S. dollar, or person liable for alternative minimum tax or Medicare taxes on net investment income. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below, possibly with retroactive effect.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of subordinated notes, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of subordinated notes that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of subordinated notes.

In general, you will be a U.S. holder if you are a purchaser of a subordinated note who is a beneficial owner of the subordinated note and who is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate all the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source;

•	a trust:

–

if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

–	that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You should consult your tax advisor about the tax consequences of holding subordinated notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Classification and Treatment of the Subordinated Notes. The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the subordinated notes. We believe that the subordinated notes should be classified as indebtedness for U.S. federal income tax purposes and intend to so treat the subordinated notes. This determination is binding on U.S. holders, unless a U.S. holder discloses on its U.S. federal income tax return that it is treating the subordinated notes in a manner inconsistent with our classification. The remainder of this discussion assumes that the classification of the subordinated notes as indebtedness will be respected for U.S. federal income tax purposes.

Possible Application of Rules Governing Contingent Payment Debt Instruments. The terms of the subordinated notes provide for deferral of interest and principal payments upon the occurrence of a Mandatory Deferral Event, and for the payment of amounts in excess of stated interest or principal under certain circumstances (for example, see “Description of the Subordinated Notes and Guarantees—Special Mandatory Redemption”). We intend to take the position that the possibility of such deferral or such payments does not result in the subordinated notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our position is binding on a U.S. holder unless such holder discloses that it is taking a contrary position in the manner required by applicable U.S. Treasury regulations.

Our position is not, however, binding on the IRS. If the subordinated notes were determined to be contingent payment debt instruments as of the issue date, a U.S. holder would be required to accrue interest income based upon a “comparable yield” (as defined in the U.S. Treasury regulations) determined at the time of issuance of the subordinated notes, with adjustments to such accruals when any payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the subordinated notes would be treated as ordinary interest income rather than as capital gain. U.S. holders should consult their tax advisers regarding the tax consequences if the subordinated notes were treated as contingent payment debt instruments.

Additionally, if a Mandatory Deferral Event were to occur, the subordinated notes would be treated as contingent payment debt instruments from the date of the occurrence of that Mandatory Deferral Event, and the general treatment described in the previous paragraph would apply going forward from that date.

The remainder of this discussion assumes that the subordinated notes will not be considered contingent payment debt instruments.

Interest. We expect that interest (including any additional amounts as described above in “Description of the Subordinated Notes and Guarantees—Payment of Additional Amounts”) on a subordinated note will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes. However, if the subordinated notes are issued at a discount from their principal amount by more than a statutorily defined de minimis amount, the subordinated notes will be treated as issued with original issue discount (“OID”). In such event, each U.S. holder, without regard to the timing of the receipt of cash and regardless of the holder’s accounting method, generally must include in ordinary income a portion of the OID for each day during each taxable year in which a subordinated note is held, determined by using a constant yield-to-maturity method that reflects the compounding of interest. The amount of such inclusions generally will increase over time. A U.S. holder of subordinated notes issued with OID should consult its tax advisor regarding the tax consequences of acquiring, holding and disposing of such a debt instrument.

Foreign Tax Credit. A U.S. holder may, subject to certain limitations, be eligible to claim a credit or deduction in respect of non-U.S. taxes, if any, that are withheld from payments on the subordinated notes (including, for the avoidance of doubt, payments under the guarantees) for purposes of computing its U.S. federal income tax liability. Interest received or accrued on the subordinated notes and additional amounts generally will constitute foreign source income to a U.S. holder and will generally be characterized as “passive category income” for U.S. foreign tax credit purposes. U.S. holders should consult their own tax advisors concerning the U.S. federal income tax consequences of the imposition of such taxes. The rules relating to foreign tax credits are complex and U.S. holders should consult their own tax advisors with regard to the availability of foreign tax credits and the application of the foreign tax credit rules to their particular situation.

Sales, Exchanges or Other Taxable Dispositions of Subordinated Notes. A U.S. holder will recognize gain or loss on the disposition of a subordinated note (including upon a redemption of the subordinated note) in an amount equal to the difference between the amount realized by such U.S. holder on the disposition of the subordinated note (less any accrued interest, which, if not previously included in income, will be subject to taxation in the manner described above under “—Interest”) and such U.S. holder’s adjusted tax basis in such subordinated note. The tax basis in a subordinated note generally will equal its cost. Such gain or loss will generally be U.S. source capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held the subordinated note for more than a year at the time of disposition. Long-term capital gains of non-corporate holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

UNDERWRITING

XL-Cayman and XL Group have entered into an underwriting agreement with Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as joint book-running managers and representatives of the underwriters named below, with respect to the subordinated notes. Subject to certain conditions, each of the underwriters has severally agreed to purchase the aggregate principal amount of each series of subordinated notes set forth opposite its name below:

Underwriters	Principal Amount of 2025 Subordinated Notes	Principal Amount of 2045 Subordinated Notes
Morgan Stanley & Co. LLC	$	$
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.

Total	$	$

Under the underwriting agreement, if the underwriters take any of the subordinated notes, then the underwriters are committed to take and pay for all of the subordinated notes. The offering of the subordinated notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. XL-Cayman and XL Group have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

XL-Cayman and XL Group have agreed with the underwriters not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any debt securities of XL-Cayman or XL Group that mature more than one year after the original issue date of the subordinated notes and are substantially similar to the subordinated notes, other than the subordinated notes offered hereby, during the period from the date of this prospectus supplement continuing through the issue date of the subordinated notes, except with the prior written consent of the representatives of the underwriters.

Commissions and Discounts

Each series of subordinated notes sold by the underwriters to the public will initially be offered at the applicable initial public offering price set forth on the cover of this prospectus supplement. Any subordinated notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to  % of the principal amount of the 2025 subordinated notes and up to  % of the principal amount of the 2045 subordinated notes. Any such securities dealers may resell any subordinated notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to  % of the principal amount of the 2025 subordinated notes and up to  % of the principal amount of the 2045 subordinated notes. If all of the subordinated notes are not sold at the applicable initial offering price, the underwriters may change the offering price of the subordinated notes and the other selling terms.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the subordinated notes:

Paid by Us
Per 2025 Note		%
Total	$
Per 2045 Note		%
Total	$

We estimate that our share of the total expenses of this offering, excluding the underwriting discounts, will be approximately $3.1 million.

We expect delivery of the subordinated notes will be made against payment therefor on or about   , 2015, which is the   business day following the date hereof (such settlement cycle being referred to as “T+  ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes on   will be required, by virtue of the fact that the subordinated notes initially will settle in T+  , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes on   should consult their own advisors.

New Issue of Subordinated Notes

Each series of subordinated notes is a new issue of securities with no established trading market. We have applied to list the 2025 subordinated notes and the 2045 subordinated notes on the New York Stock Exchange under the symbols “XL25” and “XL45,” respectively. We expect trading in the subordinated notes on the New York Stock Exchange to begin within 30 days of the original issue date. We have been advised by the underwriters that they intend to make a market in each series of subordinated notes but are not obligated to do so and may discontinue market making for any series of subordinated notes at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of subordinated notes.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may purchase and sell subordinated notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of a series of subordinated notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of a series of subordinated notes while this offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of a series of subordinated notes. As a result, the price of such series of subordinated notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued with respect to any series of subordinated notes by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for XL Group and its subsidiaries, including XL-Cayman, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of the underwriters are lenders under our existing credit facilities. In addition, affiliates of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. were engaged as financial advisors in connection with the Acquisition. In connection with the Acquisition, XL-Cayman, as borrower, and XL Group, X.L. America, Inc., XL Insurance (Bermuda) Ltd., XL Re Ltd., and XL Life Ltd., as guarantors, entered into a 364-day bridge loan agreement providing for a £1.6 billion bridge loan facility with an affiliate of Morgan Stanley & Co. LLC, as administrative agent, and affiliates of Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as joint lead arrangers and joint bookrunners, and in which affiliates of the underwriters are lenders. The commitments under the 364-day bridge loan agreement will be reduced upon consummation of this offering by the net cash proceeds from this offering. In addition, affiliates of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. entered into certain foreign exchange forward contracts with XL Group in connection with the Acquisition.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of XL Group and its subsidiaries, including XL-Cayman. If the underwriters or their affiliates have a lending relationship with XL Group and its subsidiaries, including XL- Cayman, certain of those underwriters or their affiliates may hedge their credit exposure to XL Group and its subsidiaries, including XL-Cayman, consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the subordinated notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the subordinated notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the subordinated notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such subordinated notes to the public in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(c) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of subordinated notes referred to in (a) to (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of subordinated notes to the public” in relation to any subordinated notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and each series of subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for such series of subordinated notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU,) and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the subordinated notes in circumstances in which Section 21(1) of the FSMA does not apply to XL-Cayman; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the subordinated notes in, from or otherwise involving the United Kingdom.

The subordinated notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the subordinated notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to subordinated notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The subordinated notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has represented and agreed that it will not offer or sell any subordinated notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the subordinated notes may not be circulated or distributed, nor may the subordinated notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the subordinated notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the subordinated notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is representing us in connection with this offering. Certain legal matters with respect to the subordinated notes under the laws of Ireland will be passed upon for XL Group by A&L Goodbody, Dublin, Ireland. Certain legal matters with respect to the subordinated notes under the laws of the Cayman Islands will be passed upon for XL-Cayman by Maples and Calder, Grand Cayman, Cayman Islands. Certain U.S. legal matters with respect to the subordinated notes will be passed upon for the underwriters by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to XL Group’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Catlin included as Exhibit 99.1 of XL Group’s Current Report on Form 8-K dated March 19, 2015 have been so incorporated in reliance on the report (which is dated February 10, 2015 except for restricted cash, Note 7 and Note 16 as described in Note 2 to the consolidated financial statements, as to which the date is March 6, 2015) of PricewaterhouseCoopers Ltd., independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information XL Group files with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Group files after the date of this prospectus supplement with the SEC will automatically be deemed to be incorporated by reference and will update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and under “Incorporation of Documents by Reference” in the accompanying prospectus and any future filings made with the SEC (SEC file number 1-10804) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015;

•

portions of our Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Holders of Ordinary Shares of XL Group plc held on April 25, 2014, filed with the SEC on March 10, 2014, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014; and

•	our Current Reports on Form 8-K filed with the SEC on January 9, 2015 (the Current Report on Form 8-K relating to Items 1.01, 2.03, 3.02, 8.01 and 9.01 only), February 20, 2015 and March 19, 2015.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

You may request, at no cost to you, a copy of any of the documents that are incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Group’s and XL-Cayman’s constitutional documents. You may request such documents by contacting us at:

Investor Relations Department
XL Group plc
Harbor Point 100 Washington Boulevard
Stamford, CT 06902
United States of America
Telephone: (203) 964-3470
Fax: (203) 964-4056
Email: investorinfo@xlgroup.com

You can also obtain the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under “Where You Can Find More Information” in the accompanying prospectus.

PROSPECTUS

XL Group plc

Ordinary Shares
Preference Shares
Depositary Shares
Ordinary Share Warrants
Ordinary Share Purchase Contracts
Ordinary Share Purchase Units
Debt Securities
Guarantees of XLIT Ltd. Debt Securities

XLIT Ltd.

Debt Securities
Fully and Unconditionally Guaranteed by XL Group plc

The following are types of securities that may be offered and sold from time to time under this prospectus:

•	XL Group plc Ordinary Shares	•	XL Group plc Ordinary Share Purchase Contracts
•	XL Group plc Preference Shares	•	XL Group plc Ordinary Share Purchase Units
•	XL Group plc Depositary Shares	•	XL Group plc Debt Securities
•	XL Group plc Ordinary Share Warrants	•	XL Group plc Guarantees of XLIT Ltd. Debt Securities
		•	XLIT Ltd. Debt Securities Guaranteed by XL Group plc

XL Group plc Ordinary Shares are traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “XL.”

Investing in our securities involves risks. See “Risk Factors” on page 3.

A prospectus supplement, which must accompany this prospectus, will describe the securities XL Group plc and/or XLIT Ltd. are offering and selling, as well as the specific terms of the securities and tax considerations pertaining to an investment in the securities. Those terms may include, among others, as applicable:

•	Maturity	•	Redemption terms
•	Interest rate	•	Conversion terms
•	Dividend rate	•	Amount payable at maturity
•	Sinking fund terms	•	Listing on a securities exchange
•	Ranking

Neither the Securities and Exchange Commission nor any state or other jurisdiction’s securities commission or regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents that XL Group plc and/or XLIT Ltd. may elect, or through underwriters and dealers that XL Group plc and/or XLIT Ltd. may select, in each case on a continuous or delayed basis. If XL Group plc and/or XLIT Ltd. uses agents, underwriters or dealers to sell the securities, XL Group plc and/or XLIT Ltd., as applicable, will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is November 4, 2014.

This document is important and requires your immediate attention. If you are in any doubt as to what action you should take, you should immediately consult your stockbroker, bank manager, solicitor, fund manager or other appropriate financial adviser being, if you are resident in Ireland, an organization or firm authorized or exempted pursuant to the European Communities (Markets in Financial Instruments) Regulations 2007 (as amended), or the Investments Intermediaries Act 1995 (as amended) or, if you are in a territory outside Ireland, another appropriately authorized adviser.

This document does not constitute a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland or an offer to sell or an invitation to purchase or the solicitation of an offer to purchase securities. No offer of any securities of XL Group plc to the public is being made that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) in general or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland. This document has not been approved or reviewed by or registered with the Central Bank of Ireland. No invitation, whether direct or indirect, may be made to the public in the Cayman Islands for any securities issued by XLIT Ltd. unless such securities are listed on the Cayman Islands Stock Exchange.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or otherwise. XL Group plc is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended), and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that XL Group plc and XLIT Ltd. filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to:

1

XL Group plc’s ordinary shares, preference shares, depositary shares, ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units, debt securities (which may include medium term notes) and guarantees of XLIT Ltd.’s debt securities; and

2	XLIT Ltd.’s debt securities, which will be fully and unconditionally guaranteed by XL Group plc.

Under this shelf process, XL Group plc and XLIT Ltd. may sell the securities described in this prospectus in one or more offerings in an unlimited dollar amount. This prospectus provides you with a general description of the securities that XL Group plc and XLIT Ltd. may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding XL Group plc or XLIT Ltd. and the offered securities, please refer to the registration statement. Each time XL Group plc or XLIT Ltd. sells securities it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise and except as otherwise indicated:

•	“we,” “us” and “our” refer to XL Group plc and its subsidiaries;

•	“XL Group” refers to XL Group plc and not any of its subsidiaries; and

•	“XL-Cayman” refers to XLIT Ltd. and not any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

XL Group and XL-Cayman have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “registration statement”) relating to the offered securities.

XL Group

XL Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that XL Group files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including XL Group, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

XL-Cayman

XL-Cayman is a wholly-owned subsidiary of XL Group. To comply with its obligations under the Exchange Act, XL-Cayman relies upon XL Group’s filings. Any debt securities of XL-Cayman offered and sold pursuant to this prospectus will be fully and unconditionally guaranteed by XL Group but not by any direct or indirect subsidiary of XL Group. See “Description of Debt Securities and Guarantees.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows XL Group and XL-Cayman to “incorporate by reference” into this prospectus the information XL Group files with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Group files after the date of the initial registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. The information that XL Group files after the date of this prospectus with the SEC will automatically update and supersede this information. XL Group and XL-Cayman incorporate by reference into this prospectus the documents listed below, which have been filed by XL Group with the SEC (SEC file number 1-10804), and any future filings made by XL Group pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than, unless otherwise indicated, any document or information that is, or is deemed to be, furnished and not filed in accordance with applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 6, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed on August 7, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed on November 3, 2014;

•	Proxy Statement on Schedule 14A for the Annual General Meeting of Holders of Ordinary Shares of XL Group plc held on April 25, 2014, filed on March 10, 2014;

•	Current Reports on Form 8-K filed on February 24, 2014, April 28, 2014, May 1, 2014, June 3, 2014, August 4, 2014 and October 31, 2014; and

•

the description of XL Group’s ordinary shares included in the Definitive Proxy Statement on Schedule 14A filed by XL Capital Ltd (XL Group’s predecessor registrant, which is now known as XLIT Ltd.) on March 10, 2010, set forth in the section “Description of XL Group plc Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Amended and Restated Memorandum and Articles of Incorporation of XL Group plc filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed on August 7, 2014.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Group’s and XL-Cayman’s constitutional documents. You may request such documents by contacting us at:

Investor Relations
XL Group
100 Washington Boulevard
6th Floor
Stamford, CT 06902
Telephone: (203) 964-3470
Fax: (203) 964-3444
Email: investorinfo@xlgroup.com

Neither XL Group nor XL-Cayman has authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that they have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

RISK FACTORS

Investment in our securities involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2013 filed by XL Group and any future filings made by XL Group pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

XL GROUP PLC AND XLIT LTD.

XL Group, through its subsidiaries, including XL-Cayman, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis.

XL Group is incorporated in Ireland as a public limited company. XL Group’s principal executive offices are located at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland. XL Group’s telephone number is +353 (1) 405-2033. XL Group’s website address is www.xlgroup.com. The information contained on XL Group’s website is not incorporated by reference into this prospectus.

XL-Cayman is incorporated in the Cayman Islands as an exempted company and is a wholly-owned subsidiary of XL Group. XL-Cayman’s principal executive offices are located at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland. XL-Cayman’s telephone number is +353 (1) 405-2033.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus and any prospectus supplement, the documents incorporated by reference or any other written or oral statements made by or on behalf of us may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in particular, and the insurance and reinsurance sectors in general (both as to underwriting and investment matters). Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	changes in the size of our claims relating to natural or man-made catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date;

•	trends in rates for property and casualty insurance and reinsurance;

•	the timely and full recoverability of reinsurance placed by us with third parties, or other amounts due to us;

•	changes in the projected amount of ceded reinsurance recoverables and the credit ratings and creditworthiness of reinsurers;

•	actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than we anticipated;

•

increased competition on the basis of pricing, capacity, coverage terms or other factors, such as the increased inflow of third party capital into reinsurance markets, which could harm our ability to maintain or increase our business volumes or profitability;

•	greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•

changes in the global financial markets, including the effects of inflation on our business, including on pricing and reserving, increased government involvement or intervention in the financial services industry, and changes in interest rates, credit spreads, foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of our investments, financing plans and access to such markets or general financial condition;

•	our ability to successfully implement our business strategy;

•	our ability to successfully attract and raise additional third party capital for existing or new investment vehicles;

•

the potential impact on us from government-mandated insurance coverage for acts of terrorism, including the effects from market dislocations if the Terrorism Risk and Insurance Act is not renewed on a timely basis or at all;

•	changes in credit ratings or rating agency policies or practices;

•	the potential for changes to methodologies, estimations and assumptions that underlie the valuation of our financial instruments that could result in changes to investment valuations;

•

changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available for sale fixed maturity securities before their anticipated recovery;

•	the availability of borrowings and letters of credit under our credit facilities;

•	the ability of our subsidiaries to pay dividends to XL Group and XL-Cayman;

•

the potential effect of legislative or regulatory developments in the jurisdictions in which we operate, such as those that could impact the financial markets or increase our business costs and required capital levels, including but not limited to changes in regulatory capital balances that must be maintained by our operating subsidiaries and governmental actions for the purpose of stabilizing the financial markets;

•	the effects of business disruption, economic contraction or economic sanctions due to global political and social conditions such as war, terrorism or other hostilities, or pandemics;

•	changes in regulations or laws applicable to us or our subsidiaries, brokers or customers;

•	the actual amount of new and renewal business and acceptance of our products and services, including new products and services and the materialization of risks related to such products and services;

•	changes in the availability, cost or quality of ceded reinsurance;

•	changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•	loss of key personnel;

•	changes in accounting standards, policies or practices or the application thereof;

•	the effects of mergers, acquisitions and divestitures, including our ability to realize the value or benefits expected as a result of the life retrocession arrangements;

•

Changes in general economic conditions, including new or continued sovereign debt concerns in Euro-Zone countries or downgrades of U.S. securities by credit rating agencies, which could affect our financial condition, results of operations, liquidity or cash flows;

•

developments related to bankruptcies or other financial concerns of companies insofar as they affect property and casualty insurance and reinsurance coverages or claims that we may have as a counterparty;

•	changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof;

•	judicial decisions and rulings, new theories of liability or emerging claims coverage issues, legal tactics and settlement terms; and

•	the other factors set forth in the documents incorporated by reference, which are on file with the SEC.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

USE OF PROCEEDS

Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table shows the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends of XL Group and its subsidiaries for each of the periods indicated:

	(Unaudited) Nine Months Ended September 30, 2014(1)	Fiscal Year Ended December 31,
		2013(1)	2012(1)	2011(1)	2010(1)	2009(1)
Ratio of earnings to fixed charges	2.5	7.6	5.2	(0.4)	4.6	2.3
Ratio of earnings to combined fixed charges and preference dividends	1.5	5.2	3.5	(0.3)	3.5	1.7

(1)

We computed the foregoing ratios by dividing (a) income from continuing operations before income taxes, non-controlling interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (b) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

XL Group may offer from time to time under this prospectus, separately or together:

•	ordinary shares;

•	preference shares;

•	depositary shares;

•	warrants to purchase ordinary shares of XL Group;

•	ordinary share purchase contracts;

•

ordinary share purchase units, each representing ownership of one or more ordinary share purchase contracts and, as security for the holder’s obligation to purchase ordinary shares under the share purchase contract, any one or more of (1) debt securities of XL Group (which may be senior or subordinated), (2) debt or equity obligations of third parties, including U.S. Treasury securities of XL Group, (3) preference shares of XL Group, or (4) debt securities of XL-Cayman, which may be senior or subordinated; and

•	unsecured senior or subordinated debt securities.

XL-Cayman may offer from time to time under this prospectus unsecured senior or subordinated debt securities guaranteed by XL Group.

References to “XL Group,” “we,” “our” or “us” in “Description of XL Group Share Capital,” “Description of XL Group Preference Shares,” “Description of XL Group Ordinary Shares,” “Description of XL Group Depositary Shares,” “Description of XL Group Ordinary Share Warrants” and “Description of Debt Securities and Guarantees” refer solely to XL Group plc and not its subsidiaries. References to “XL-Cayman” in “Description of Debt Securities and Guarantees” refer solely to XLIT Ltd. and not its subsidiaries.

DESCRIPTION OF XL GROUP SHARE CAPITAL

Our authorized share capital is US$9,999,900 divided into 500,000,000 ordinary shares with a nominal value of $0.01 per share, and 499,990,000 undesignated shares, which may include preference shares, with a nominal value of $0.01 per share. As of October 30, 2014, we had 258,053,681 issued and outstanding ordinary shares and no other issued and outstanding shares. All issued and outstanding shares are fully paid and nonassessable.

Our authorized share capital also includes an additional €40,000 divided into 40,000 subscriber shares with a nominal value of €1 per share; these shares were issued in connection with our formation and are no longer outstanding.

We have the authority, pursuant to our articles of association, to increase our authorized but unissued share capital by ordinary resolution by creating additional XL Group shares of any class or series. An “ordinary resolution” of XL Group requires more than 50% of the votes cast in person or by proxy at a shareholders’ meeting by shareholders entitled to vote at that meeting.

As a matter of Irish law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, our board of directors currently is authorized to issue new shares up to the amount of our authorized but unissued share capital without shareholder approval through April 25, 2019. We expect to seek to renew such general authority at an annual general meeting before that date. In addition, under Irish law, in the absence of the contrary provisions in our articles of association, certain statutory preemption rights would apply automatically in favor of XL Group ordinary shareholders when XL Group shares are issued for cash. However, we have opted out of these preemption rights in our articles of association as permitted under Irish law, and expect that we will seek renewal of the opt-out at an annual general meeting prior to the expiration of the current five year opt-out authority on June 30, 2015. See “Description of XL Group Ordinary Shares—Preemptive Rights” herein for additional information regarding the Irish statutory preemption rights.

Our articles of association authorize our board of directors, without shareholder approval, to determine the terms of the undesignated shares issued by us. Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of classes or series of shares in addition to ordinary shares and to establish the characteristics of each such other class or series, including the number of shares and their preferred, deferred or other special rights and privileges or limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, conversion, redemption or otherwise.

DESCRIPTION OF XL GROUP ORDINARY SHARES

General

The following description of our ordinary shares is a summary. You should refer to the provisions of our memorandum of association and our articles of association. Rights under the ordinary shares are subject to the Irish Companies Act (the “ICA”), as described in this prospectus.

Voting

Holders of ordinary shares vote on all matters submitted to a vote of shareholders and are entitled to one vote per share, except that if, and for so long as, the votes conferred by the XL Group Controlled Shares (as defined below) of any person constitute 10% or more of the votes conferred by the issued shares of XL Group, the voting rights with respect to the XL Group Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in our articles of association. “XL Group Controlled Shares” of a person (as defined in our articles of association) include (1) all our shares owned directly, indirectly or constructively by that person (within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended) and (2) all our shares owned directly, indirectly or constructively by that person or any “group” of which that person is a part, within the meaning of Section 13(d)(3) of the Exchange Act.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in XL Group’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with our articles of association. Our articles of association provide that the board of directors may permit the appointment of proxies by the shareholders to be notified to XL Group electronically.

In accordance with our articles of association, the board of directors may from time to time cause XL Group to issue preference or any other class or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Treasury shares and shares of XL Group held by subsidiaries of XL Group will not entitle their holders to vote at general meetings of shareholders.

Except where a greater majority is required by Irish law or our articles of association, any question proposed for consideration at any general meeting of XL Group or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting. Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A “special resolution” of XL Group requires not less than 75% of the votes cast by shareholders at a meeting of shareholders. Examples of matters requiring special resolutions include:

•	Amending the objects of XL Group set forth in our memorandum of association;

•	Amending our articles of association;

•	Approving a change of name of XL Group;

•

Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person of a director (which generally includes a family member or business partner of the director and any entity controlled by the director);

•	Opting out of preemption rights on the issuance of new shares for cash;

•	Re-registration of XL Group from a public limited company to a private company;

•	Purchase of our own shares off-market;

•	Reduction of issued share capital;

•	Resolving that XL Group be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes;

•	Setting the re-issue price of treasury shares; and

•	Mergers with companies incorporated in the European Economic Area.

Variation of any special rights attached to any class or series of our issued shares (including ordinary shares) must, in accordance with our articles of association, be approved by (1) a resolution of the shareholders of the class or series affected, passed by the affirmative vote of the holders of two- thirds of the shares of that class or series voted at a meeting of that class or series or (2) the written consent of all the shareholders of that class or series (subject to Irish law). In the case of a meeting to vary the rights of any class or series of shares, Irish law provides that the necessary quorum is the presence, in person or by proxy, of at least two shareholders representing one-third in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class. Every shareholder of the affected class or series will have one vote for each share of such class or series that he or she holds as of the record date for the meeting except that if, and for so long as, the votes conferred by the XL Group Controlled Shares (as defined above) of any person constitute 10% or more of the votes conferred by the issued shares of the relevant class or series, the voting rights with respect to the XL Group Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in our articles of association.

Dividend Rights

Subject to the ICA and any rights and restrictions of any other class or series of shares, including our preference shares, the board of directors may from time to time declare dividends on the shares issued and authorize payment of the dividends out of our distributable reserves (as described below) in accordance with the ICA. The board of directors may, subject to applicable provisions of the ICA, declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

No dividends on the shares issued will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, or Irish law prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or not be permitted thereunder. No dividends on the shares issued will be declared or paid or set apart for payment if prohibited by law or regulation.

Irish law provides that no dividend shall be payable except out of our distributable reserves and in accordance with Irish law. In addition, our directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces our reserves to a level that is not sufficient to meet the reserve requirements of our business.

Under Irish law, distributable reserves, broadly, means the accumulated realized profits of XL Group less accumulated realized losses of XL Group on a standalone basis. In addition, no dividend or distribution may be made unless the net assets of XL Group are not less than the aggregate of XL Group’s share capital, plus undistributable reserves, and the distribution does not reduce XL Group’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which XL Group’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed XL Group’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of XL Group. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the ICA, which give a “true and fair view” of XL Group’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. These “relevant accounts” must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Our articles of association authorize our board of directors to declare such dividends as appear justified from the profits of XL Group without the approval of the shareholders. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. XL Group may pay dividends in any currency but intends to do so in U.S. dollars. Our board of directors may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to XL Group in respect of shares of the company.

Rights upon Liquidation

Upon our liquidation, after the payments to be made in accordance with the ICA and the full amounts that holders of any issued shares ranking senior to the ordinary shares, including our preference shares, as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, our articles of association provide that the method by which any remaining assets available for distribution to the holders of ordinary shares will be distributed shall be determined by the liquidator, subject to a special resolution by the shareholders. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Incentive Equity Plans

We maintain the 1991 Performance Incentive Program (the “1991 Program”), which provides for grants to our employees (and, prior to April 2005, our directors) of non-qualified or incentive stock options, restricted stock, restricted stock units, performance shares, performance units and stock appreciation rights (“SARs”) related to ordinary shares. The plan is administered by the compensation committee of our board of directors or another committee designated by the board of directors (the “Compensation Committee”). Options may be granted with or without SARs. No SARs have been granted to date. Grant prices are established at the fair market value of our ordinary shares at the date of grant. Options and SARs have a life of not longer than 10 years and vest as set forth at the time of grant.

Restricted stock and restricted share units settled in ordinary shares issued under the 1991 Program vest over such period as the Compensation Committee may approve. These grants contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. The grant recipients generally have the rights and privileges of a shareholder as to the restricted stock, including the right to receive dividends, or dividend equivalent units, and the right to vote such restricted stock or restricted stock unit.

Performance units granted under the 1991 Program vest and pay out in an amount of ordinary shares ranging from 0% to 200% of the number of performance units granted contingent on the achievement of performance metrics established by the Compensation Committee at the end of a three-year performance period. Performance units do not have dividend rights, nor do they confirm upon the participant the right to vote.

In addition, we maintain the Performance Incentive Program for Employees (the “1999 Program”), which provides for grants to our employees who are not subject to the reporting requirements of Section 16(a) of the Exchange Act of non-qualified options, restricted stock, performance shares and performance units related to ordinary shares. The Compensation Committee administers the 1999 Program.

We also maintain the Directors Stock & Option Plan (the “Directors’ Plan”), which provides for grants to non-employee directors of non-qualified options, restricted stock and restricted stock units related to ordinary shares. The Directors’ Plan provides for automatic grants of options to purchase 5,000 shares to each non-employee director when he or she is first elected to our board of directors (“Sign-on Options”) and annual automatic grants of options to purchase an amount of shares (“Annual Options”), as determined by our board of directors, to each non-employee director in office immediately following our annual meeting. The exercise price per share of each of the options is equal to the fair market value of an ordinary share at the date of grant. Sign-on Options vest and become exercisable in three equal installments beginning on the first anniversary of the date of grant and continuing on each of the following two anniversaries thereof, so long as the non-employee director continues to serve through such dates. Sign-on Options expire on the earlier of (i) the second anniversary of the date the non-employee director ceases to be a member of our board of directors, and (ii) the tenth anniversary of the date of grant. Annual options vest immediately on the grant date and expire ten years after the date of grant. Discretionary option grants and discretionary grants of restricted stock and restricted stock units to non-employee directors also may be made under the Directors’ Plan. Prior to January 1, 2009, share units were credited to the account of each non-employee director (collectively, “Retainer Share Units”) in an amount equal to the non-employee director’s retainer fee divided by the fair market value of our ordinary shares on the date such Retainer Share Units were to have been credited. Benefits under the Directors’ Plan are distributed in the form of our ordinary shares for each Retainer Share Unit awarded following retirement or termination of a non-employee director’s service on our board of directors. Such shares are received either in a lump sum on the date of a non-employee director’s retirement or termination or over a period not to exceed five years, as elected in advance by each non-employee director. Subsequent to January 1, 2009, non-employee directors have not received such Retainer Share Units as a result of the addition of Section 457A to the U.S. Internal Revenue Code of 1986, as amended.

During the years ended December 31, 2013, 2012 and 2011 we granted: 1,047,069, 1,208,865 and 974,109 options, respectively, to purchase our ordinary shares to our directors and employees related to our incentive equity plans; 180,853, 325,496 and 48,878 shares, respectively, of our restricted stock to our directors and employees related to incentive equity plans; 1,802,569, 1,312,348 and 1,317,994 restricted stock units, respectively, which settle in ordinary shares as described above, to our employees related to our incentive equity plans; and 656,254, 1,526,862 and 1,289,391 performance units, respectively, which settle in ordinary shares as described above, to our employees related to our incentive equity plans.

Board Structure

We began the process to eliminate the classified structure of our board of directors at our 2014 Annual General Meeting. Accordingly, our board of directors is currently divided into three classes, with our Class I directors serving a one-year term expiring at the 2015 Annual General Meeting. Our Class II and Class III directors who were elected to three-year terms in prior years will complete those terms, expiring in 2015 and 2016, respectively. The board of directors will be fully declassified, with all directors elected annually, upon the expiration of the terms of the Class III directors in 2016. A director may be removed without cause by the shareholders by ordinary resolution (representing a majority of the total voting power) subject to compliance with specific provisions of the ICA, including in relation to notice and the relevant director having audience at the relevant shareholder meeting.

Preemptive Rights

Under Irish law, in the absence of the contrary provisions in our articles of association, certain statutory preemption rights would apply automatically in favor of XL Group ordinary shareholders when XL Group shares are issued for cash. However, we have opted out of these preemption rights in our articles of association as permitted under Irish law. Irish law requires this opt-out to be renewed at least every five years by a special resolution of the shareholders. A “special resolution” requires not less than 75% of the votes cast by XL Group shareholders at a meeting of shareholders. We expect that we will seek renewal of the opt-out at an annual general meeting prior to the expiration of the current opt-out on June 30, 2015. If the opt-out expires and is not renewed, shares issued for cash must be offered to pre-existing ordinary shareholders of XL Group pro rata to their existing shareholding before the shares can be issued to any new shareholders or pre-existing shareholders in an amount greater than their pro rata entitlements. The statutory preemption rights:

•	generally do not apply where shares are issued for non-cash consideration;

•

do not apply to the issuance of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any dividend and capital distribution, which are sometimes referred to as non-participating shares); and

•

do not apply to the issuance of shares pursuant to certain employee compensation plans (the Directors’ Plan, which permits (or, in the case of the 1991 Program, permitted until April 2005) grants to non-employee directors, does not fit within this exception; subsequent to April 2015, the 1991 Program will fit within this exception).

Fractional Shares

Irish law does not recognize fractional shares held of record. Accordingly, our articles of association do not provide for the issuance of fractional XL Group shares and the official register of XL Group will not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of XL Group any shareholder would become entitled to fractions of a share, the board of directors may, on behalf of those shareholders, sell the shares representing the fractions and distribute the proceeds of sale among those shareholders (or, if those proceeds are less than an amount fixed by the board of directors, retain them for the benefit of the company). This ability of our board of directors to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.

DESCRIPTION OF XL GROUP PREFERENCE SHARES

General

We are authorized to issue up to 999,990,000 shares, consisting of 500,000,000 ordinary shares with a nominal value of $0.01 per share and 499,990,000 undesignated shares with a nominal value of $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue shares with such preferred, deferred or other special rights and privileges or such limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, conversion, redemption or otherwise, as the board of directors may from time to time determine.

The following is a description of certain general terms and provisions of the shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights (“preference shares”). The particular terms of any class or series of preference shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares, provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

The following description of our preference shares is a summary. You should refer to the provisions of our memorandum of association, our articles of association and the terms of each class or series of the preference shares that will be filed with the SEC at or prior to the time of issuance of such class or series of the preference shares and described in the applicable prospectus supplement. Rights under the preference shares are subject to the ICA, as described in this prospectus.

Terms

The terms of each series of preference shares will be described in any prospectus supplement related to such class or series of preference shares.

The board of directors in approving the issuance of a class or series of preference shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

•	whether dividends on that class or series of preference shares will be cumulative or non-cumulative;

•

the dividend rate and rights in respect of dividends on the preference shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

•	the liquidation preference per share of that class or series of preference shares, if any;

•	the voting powers, if any, of the preference shares of that class or series;

•	any redemption and sinking fund provisions applicable to that class or series of preference shares;

•	any conversion provisions applicable to that class or series of preference shares; and

•	the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference shares.

Dividends

Holders of preference shares will be entitled to receive out of distributable profits of XL Group, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference shares unless full dividends for all classes or series of preference shares which have the same rank as, or rank senior to, such class or series of preference shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference shares and on each other class or series of preference shares having the same rank as, or ranking senior to, that class or series of preference shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference shares and the other preference shares bear to each other. In addition, generally, unless all dividends on the preference shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

For a discussion of limitations on funds available to us for the payment of dividends, see “Description of XL Group Ordinary Shares—Dividend Rights.”

Voting Rights

The holders of the preference shares shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference shares shall be entitled to vote, they shall be entitled to one vote for each share held.

Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preference shares shall be in arrears, then during such period, which we refer to herein as the “voting period,” the holders of a majority of the outstanding preference shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference share entitling the holder thereof to one vote.

Any director who shall have been elected by holders of preference shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference shares of all series given at a special meeting of such shareholders called for such purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference shares. At the end of the voting period, the holders of preference shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

In addition, certain transactions that would vary the rights of the holders of any series of outstanding preference shares cannot be made without the approval of a special resolution in writing by the holders of 100% of such series or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of such series, subject to any requirements of Irish law.

Ranking

The preference shares will rank senior to our ordinary shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL Group. Without the requisite vote of holders of the preference shares to vary the rights of such holders, as described above under “—Voting Rights,” no class or series of capital shares can be created ranking senior to the preference shares as to dividend rights or liquidation preference.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of preference shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of ordinary shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference shares of such series and any of our other preference shares ranking as to any such distribution on a parity with our preference shares of such series are not paid in full, the holders of our preference shares of such series and of such of our other preference shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL Group.

Redemption Provisions

The preference shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

Conversion and Exchange Rights

The preference shares, if convertible, will only be convertible into our ordinary shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference shares is convertible into ordinary shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preference shares. Such terms will include:

(1)	in the case of any series of preference shares that is convertible into ordinary shares:

a.	the number of ordinary shares into which preference shares of such series are convertible;

b.	the conversion price (or manner of calculation thereof);

c.	the conversion period;

d.

provisions as to whether conversion will be at the option of the holders of such series of preference shares, at our option or automatic (upon a specified date or upon the occurrence of a specified event);

e.	the events requiring an adjustment of the conversion price; and

f.	provisions affecting conversion in the event of the redemption of such series of preference shares; and

(2)	in the case of any series of preference shares that is exchangeable into debt securities:

a.	the principal amount of debt securities into which preference shares of such series are exchangeable;

b.	the exchange period; and

c.

provisions as to whether the exchange will be at the option of the holders of such series of preference shares, at our option or automatic (upon a specified date or upon the occurrence of a specified event).

Any exchange of preference shares into debt securities will be carried out in a manner described in the applicable prospectus supplement and may be accomplished through a redemption of the preference shares and issuance of new debt securities if so specified.

Miscellaneous

Our preference shares will have no preemptive rights. All of our preference shares, upon payment in full therefor, will be fully paid and nonassessable.

DESCRIPTION OF XL GROUP DEPOSITARY SHARES

General

XL Group may issue depositary shares that represent preference shares, the particular terms of which, together with related agreements and receipts, will be described in the prospectus supplement relating to those depositary shares. The following description of depositary shares that represent preference shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preference shares, which will be filed with the SEC promptly after the offering of that series of preference shares.

The preference shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preference share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preference share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preference shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preference shares (but only in whole preference shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preference shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess of the whole number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The preference share depositary will distribute all cash dividends or other cash distributions in respect of the preference shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preference shares, the preference share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preference share depositary determines that it is not feasible to make such a distribution. In that case, the preference share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we, or the preference share depositary, are required to withhold on account of taxes.

Conversion and Exchange

If any preference share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preference share held by the preference share depositary, the preference share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preference shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preference shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preference shares underlying the depositary shares are entitled to vote, the preference share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preference shares) may then instruct the preference share depositary as to the exercise of the voting rights pertaining to the number of preference shares underlying that holder’s depositary shares. The preference share depositary will try to vote the number of preference shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preference share depositary deems necessary to enable the preference share depositary to do so. The preference share depositary will abstain from voting the preference shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preference shares.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preference shares; or

•

the preference share depositary receives notice of any meeting at which holders of preference shares are entitled to vote or of which holders of preference shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preference share, the preference share depositary will in each instance fix a record date (which will be the same as the record date for the preference shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preference share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preference share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preference shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

We will pay all charges of the preference share depositary, including charges in connection with the initial deposit of the preference shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preference share is entitled to vote, withdrawals of the preference share by the holders of depositary receipts or redemption or conversion of the preference share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preference shares.

Miscellaneous

Neither we nor the preference share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preference share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preference share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the preference share depositary may rely on advice of or information from counsel, accountants or other persons that we and the preference share depositary believe to be competent and on documents that we and the preference share depositary believe to be genuine.

The preference share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preference share depositary and the successor depositary has not accepted its appointment within 60 days after the preference share depositary delivered a resignation notice to us, the preference share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF XL GROUP ORDINARY SHARE WARRANTS

General

XL Group may issue ordinary share warrants independently or together with any securities offered by any prospectus supplement and such ordinary share warrants may be attached to or separate from such securities. Each series of ordinary share warrants will be issued under a separate warrant agreement to be entered into between XL Group and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the ordinary share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of ordinary share warrant certificates or beneficial owners of ordinary share warrants.

The following summaries of certain provisions of the warrant agreement and ordinary share warrant certificate are not complete. You should look at the warrant agreement relating to, and the ordinary share warrant certificate representing, a series of ordinary share warrants.

The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series, provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Ordinary share warrants for the purchase of ordinary shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

An applicable prospectus supplement will set forth and describe other specific terms regarding each series of ordinary share warrants offered hereby, including:

(1)	the offering price;

(2)	the number of ordinary shares purchasable upon exercise of each such ordinary share warrant and the price at which such number of ordinary shares may be purchased upon such exercise;

(3)	the date on which the right to exercise such ordinary share warrants shall commence and the date on which such right shall expire; and

(4)	any other terms of such ordinary share warrants.

Exercise of Ordinary Share Warrants

Each ordinary share warrant will entitle the holder thereof to purchase such ordinary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered ordinary share warrants. After the close of business on the expiration date of each ordinary share warrant or such later date to which such expiration date may be extended by us, unexercised ordinary share warrants will become void.

Ordinary share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the ordinary shares purchasable upon such exercise, together with certain information set forth on the reverse side of the ordinary share warrant certificate. Upon receipt of such payment and the ordinary share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the ordinary share warrants represented by such ordinary share certificate are exercised, a new ordinary share warrant certificate will be issued for the remaining amount of ordinary share warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of ordinary share warrants may be amended or supplemented without the consent of the holders of the ordinary share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the ordinary share warrants and that do not adversely affect the interests of the holders of the ordinary share warrants.

Ordinary Share Warrant Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant are subject to adjustment in certain events, including:

(1)	the issuance of ordinary shares as a dividend or distribution on the ordinary shares;

(2)	certain subdivisions and combinations of the ordinary shares;

(3)

the issuance to all holders of ordinary shares of certain rights or warrants entitling them to subscribe for or purchase ordinary shares at less than the current market value, as defined in the applicable warrant agreement for such series of ordinary share warrants; and

(4)	the distribution to all holders of ordinary shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

No adjustment to the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect, provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment and, provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will not be adjusted for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares, or securities carrying the right to purchase any of the foregoing.

In the case of:

(1)	a redesignation of the ordinary shares;

(2)	certain consolidation or merger events involving us; or

(3)	a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety;

in each case as a result of which holders of our ordinary shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such ordinary shares, the holders of the ordinary share warrants then outstanding will be entitled thereafter to convert such ordinary share warrants into the kind and amount of ordinary shares and other securities or property which they would have received upon such redesignation, consolidation, merger, sale or conveyance had such ordinary share warrants been exercised immediately prior to such redesignation, consolidation, merger, sale or conveyance.

DESCRIPTION OF XL GROUP ORDINARY SHARE PURCHASE CONTRACTS AND
ORDINARY SHARE PURCHASE UNITS

XL Group may issue ordinary share purchase contracts, representing contracts obligating holders to purchase from XL Group and obligating XL Group to sell to the holders, or holders to sell to XL Group and XL Group to purchase from the holders, to the extent permitted by the ICA, a fixed or varying number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the ordinary share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the ordinary share purchase contracts. Any ordinary share purchase contract may include anti-dilution provisions to adjust the number of ordinary shares to be delivered pursuant to such ordinary share purchase contract upon the occurrence of certain events. The ordinary share purchase contracts may be entered into separately or as a part of ordinary share purchase units consisting of one or more ordinary share purchase contracts and any one or more of:

(1)	debt securities of XL Group (which may be senior or subordinated);

(2)	preference shares of XL Group;

(3)	debt or equity obligations of third parties, including U.S. Treasury securities owned by XL Group; or

(4)	debt securities of XL-Cayman (which may be senior or subordinated).

The ordinary share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid ordinary share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original ordinary share purchase contract. Any one or more of the above securities, ordinary shares or the ordinary share purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the ordinary shares under the ordinary share purchase contracts. The ordinary share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of ordinary shares deliverable by such holders under ordinary share purchase contracts requiring the holders to sell ordinary shares to XL Group. The terms of any payments provided for under the ordinary share purchase units will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any ordinary share purchase contracts or ordinary share purchase units and, if applicable, prepaid ordinary share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the ordinary share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such ordinary share purchase contracts or ordinary share purchase units and (3) if applicable, the prepaid ordinary share purchase contracts and the document pursuant to which such prepaid ordinary share purchase contracts will be issued.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

XL Group and/or XL-Cayman, each, for purposes of this section, an “Issuer,” may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, such as the Indenture dated September 30, 2011 by and among XL Group, XL-Cayman (f/k/a XL Group Ltd.) and Wells Fargo Bank, National Association, as Trustee. Any senior debt securities or subordinated debt securities issued by XL Group will be issued pursuant to a senior indenture or a subordinated indenture, respectively, in each case between XL Group and a trustee qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Any senior debt securities or subordinated debt securities issued by XL-Cayman will be issued pursuant to a senior indenture or a subordinated indenture, respectively, in each case, among XL-Cayman, XL Group and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indentures and the subordinated indentures, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” The trustee under any indenture is referred to as the “trustee.” Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series, and executed by the same parties that are parties to the relevant indenture. All senior debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL Group. See “Description of Debt Securities and Guarantees—Guarantees.”

The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture (including the guarantee provisions contained therein in the case of the XL- Cayman indenture) and any applicable U.S. federal income tax, Irish and Cayman Islands law considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

The debt securities will be unsecured obligations of the applicable Issuer.

The senior debt securities will rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the applicable Issuer.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness, which is defined in the section called “—Ranking of Debt Securities” below, of the applicable Issuer.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)

the Issuer of such debt securities, the title of such debt securities, whether such debt securities are offered pursuant to a medium term notes program, and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)

the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible or exchangeable or the method by which any such portion shall be determined;

(4)

if convertible or exchangeable for other securities, the terms on which such debt securities are convertible or exchangeable, including the initial conversion or exchange price, the conversion or exchange period, any events requiring an adjustment of the applicable conversion or exchange price and any requirements relating to the reservation of securities for purposes of conversion in the case of convertible securities;

(5)	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(6)

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of ordinary shares below certain levels for a minimum period of time);

(7)

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the applicable Issuer in respect of such debt securities and the applicable indenture may be served;

(9)

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the Issuer’s option;

(10)

the Issuer’s obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(11)

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)

whether the principal of or interest, if any, on the debt securities of the series is to be payable, at the Issuer’s election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14)	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15)

any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16)

whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18)	if exchangeable into another series of debt securities of XL Group or XL-Cayman, the terms on which such debt securities are exchangeable; and

(19)	any other terms of the series of debt securities and any additions to the applicable indenture.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all U.S. federal income tax considerations will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit either Issuer’s ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving either Issuer, including a highly leveraged transaction involving either Issuer or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Payment of principal, premium, if any, and interest on any senior debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL Group and each such guarantee will be an unsecured and unsubordinated obligation of XL Group and will rank equal with all of XL Group’s future unsubordinated debt. Payment of principal, premium, if any, and interest on any subordinated debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by

XL Group and each such guarantee will rank subordinate in right of payment to the senior indebtedness of XL Group. XL Group’s obligations under the guarantees will be irrespective of:

•	any lack of validity or enforceability of any agreement or instrument relating to the debt securities;

•

any change in the time, manner or place of payment under, or in any other term in respect of, all or any debt securities, or any other amendment or waiver of or consent to any departure from any other agreement relating the debt securities;

•

any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any debt securities;

•	any other circumstance that might otherwise constitute a defense available to, or a discharge of, XL-Cayman in respect of the debt securities;

•	the absence of any action on the part of the trustee to obtain payment under the debt securities or the indenture from XL-Cayman;

•

any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of or in respect of XL-Cayman, including, without limitation, rejection of the debt securities in such bankruptcy; or

•

the absence of notice or any delay in any action to enforce any provision of the debt securities or the indenture or to exercise any right or remedy against the guarantor or XL-Cayman, whether under the indenture, the debt securities or any agreement or any indulgence, compromise or extension granted.

Notwithstanding the above, XL Group will not waive any defense that would be available to XL-Cayman based on a breach, default or misrepresentation by the trustee, or failure of any condition to XL-Cayman’s obligations under the indenture or the illegality of any provision of the indenture.

Each guarantee by XL Group will remain in full force and effect and will be binding on XL Group until the entire principal amount, all interest and any premium on the related debt securities have been paid in full or otherwise discharged in accordance with the terms of the applicable governing indenture. The trustee has the right to proceed first and directly against XL Group, without first proceeding against XL-Cayman or exhausting any other remedies it may have, in the event of default of performance by XL-Cayman under the applicable indenture.

Denomination, Interest, Registration and Transfer

The applicable Issuer will issue the debt securities of each series only in registered form, without coupons, in minimum denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the applicable Issuer’s option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•

will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by the Issuer for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by the Issuer for such purpose.

No service charge will be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. XL Group or XL-Cayman may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Provisions Applicable to All Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provisions described below.

XL Group may not (1) consolidate with or merge with or into any other person (other than XL-Cayman) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than XL-Cayman), (2) permit any person (other than XL-Cayman) to consolidate with or merge into it or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to it unless:

•

in the case of (1) and (2) above, if XL Group is not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and (a) in the case of debt securities issued by XL Group, the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of its other covenants under the applicable indenture or (b) in the case of debt securities issued by XL-Cayman, the surviving person assumes XL Group’s obligations under the related guarantee; and

•

immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event that, after notice or lapse of time or both, would become an event of default under the applicable indenture, will have occurred and be continuing.

Additional Provisions Applicable to XL-Cayman Debt Securities Only

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and subordinated debt securities issued by XL-Cayman will include the provisions described below.

XL-Cayman may not (1) consolidate with or merge with or into any other person (other than XL Group) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than XL Group), (2) permit any person (other than XL Group) to consolidate with or merge into it or (3) permit any person (other than XL Group) to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to it, unless:

•

in the case of (1) and (2) above, if XL-Cayman is not the surviving person, such surviving person is a corporation organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the surviving person assumes the due and punctual payment pursuant to the debt securities and the applicable indenture and the performance of its other covenants and obligations under the applicable indenture and the debt securities; and

•

immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event that, after notice or lapse of time or both, would become an event of default under the applicable indenture, shall have occurred and be continuing.

Reporting by the Issuer

Under the applicable indenture, the applicable Issuer will be required to file with the trustee, within 15 days after it is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which such Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If the applicable Issuer is not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then it shall file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. The applicable Issuer also will be required to file with the trustee and the SEC such additional information, documents and reports with respect to compliance by such Issuer (in the case of debt securities issued by XL-Cayman, by XL- Cayman and XL Group) with the conditions and covenants of the applicable indenture as may be required from time to time under the rules and regulations of the SEC. Notwithstanding the foregoing, in the case of debt securities issued by XL-Cayman, for so long as XL Group remains a guarantor under the applicable indenture, or if at any time any other direct or indirect parent company of XL-Cayman is a guarantor of its debt securities, the reports, information and other documents required to be filed and furnished may, at the option of XL-Cayman, be filed by and be those of XL Group or such other parent, as applicable, rather than XL-Cayman.

Ranking of Debt Securities

General

Each Issuer is a holding company with no direct operations or significant assets other than the capital stock of its subsidiaries. The subsidiaries of XL-Cayman generate substantially all of the Issuers’ operating income and cash flow. As a result, distributions and advances from XL-Cayman’s subsidiaries are the principal source of funds necessary to meet each Issuer’s debt service obligations. Contractual provisions or laws, as well as the financial condition and operating and regulatory requirements of XL-Cayman’s subsidiaries, may limit the relevant Issuer’s ability to obtain cash from XL- Cayman or XL-Cayman’s subsidiaries, as the case may be, that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by each Issuer’s subsidiaries, see Item 1 “Business—Regulation” included in XL Group’s Annual Report on Form 10- K for the year ended December 31, 2013, which is incorporated by reference in this prospectus. In addition, because each Issuer is a holding company, the debt securities and, in the case of debt securities issued by XL-Cayman, the related XL Group guarantees, will be structurally subordinated to the claims of creditors of the relevant Issuer’s subsidiaries on their assets and earnings.

Senior debt securities

The senior debt securities will be unsecured unsubordinated obligations of the applicable Issuer and will:

•	rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the applicable Issuer;

•	be effectively subordinated in right of payment to all secured indebtedness of the applicable Issuer to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all indebtedness and mandatorily redeemable preferred stock of the applicable Issuer’s subsidiaries (because each Issuer is a holding company).

Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by either Issuer or their subsidiaries.

Subordinated debt securities

The subordinated debt securities will be the applicable Issuer’s unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of the applicable Issuer’s senior indebtedness. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the applicable Issuer or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by the applicable Issuer or any other person on the applicable Issuer’s behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither the applicable Issuer nor any other person on the applicable Issuer’s behalf shall:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

The subordinated indentures do not, and any supplemental subordinated indenture will not, restrict the amount of the applicable Issuer’s or the applicable Issuer’s subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of the applicable Issuer’s insolvency, holders of the subordinated debt securities may recover ratably less than the applicable Issuer’s general creditors.

“senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to the applicable Issuer,

(1)

the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) the applicable Issuer’s indebtedness for money borrowed and (B) the applicable Issuer’s indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the applicable Issuer, including any such securities issued under any deed, indenture or other instrument to which the applicable Issuer is a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2)	all of the applicable Issuer’s capital lease obligations;

(3)

all of the applicable Issuer’s obligations issued or assumed as the deferred purchase price of property, all of the applicable Issuer’s conditional sale obligations, all of the applicable Issuer’s hedging agreements and agreements of a similar nature thereto and all of the applicable Issuer’s agreements relating to any such agreements, and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all of the applicable Issuer’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which the applicable Issuer is responsible or liable as obligor, guarantor or otherwise;

(6)

all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of the applicable Issuer’s property or assets (whether or not such obligation is assumed by the applicable Issuer); and

(7)

any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred;

except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge and Defeasance

Under the terms of the indentures, the applicable Issuer will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) and, in the case of debt securities issued by XL-Cayman, XL Group will be discharged from any and all obligations in respect of the related guarantee and applicable indenture if:

(1)

the applicable Issuer delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by the applicable Issuer under such debt securities and the indenture with respect to such series; or

(2)

such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the applicable Issuer deposits with the debt securities trustee, in trust:

a.

in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

b.

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, the applicable Issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the applicable indenture (and in the case of securities issued by XL-Cayman, to release XL Group from its obligations under equivalent covenants), and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1)

by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by the applicable Issuer under such debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over the applicable Issuer’s other creditors; and

(3)	after giving notice to the trustee of the applicable Issuer’s intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent:

a.	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

b.

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the applicable Issuer is a party or by which the applicable Issuer is bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to the applicable Issuer will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

the applicable Issuer has delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the applicable Issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

In the event the applicable Issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

The applicable Issuer (and, in the case of debt securities issued by XL-Cayman, XL Group), when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

(2)	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

(3)	change the currency of payment of principal of or interest on the debt securities;

(4)	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6)	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)	in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

(8)	in the case of any convertible or exchangeable debt securities, adversely affect the right to convert or exchange such debt securities in accordance with the provisions of the applicable indenture;

(9)	in the case of debt securities issued by XL-Cayman, release the guarantor from any of its obligations under the related guarantee, except in accordance with the terms of the applicable indenture;

(10)

modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or, in the case of debt securities issued by XL-Cayman, affecting the related guarantee, in each case in a manner which adversely affects the holders of such senior debt securities; or

(11)	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the applicable Issuer with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1)

without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)

only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

The applicable Issuer (and, in the case of debt securities issued by XL-Cayman, XL Group), when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to make any change that does not, in the good faith opinion of the board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•

to provide for the assumption of the Issuer’s (or, in the case of debt securities issued by XL-Cayman, XL-Cayman’s or XL Group’s) obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•

to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers the Issuer (or, in the case of debt securities issued by XL-Cayman, XL-Cayman or XL Group) has under the applicable indenture;

•

to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•

to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued hereunder:

(1)

the applicable Issuer’s failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2)

the applicable Issuer’s failure to perform, or breach of, any material covenant, warranty or agreement contained in the debt securities of such series or the indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default;

(3)	certain events of bankruptcy, insolvency or reorganization with respect to XL Group or XL-Cayman; and

(4)

in the case of XL-Cayman debt securities, the related guarantee by XL Group being declared null and void in a judicial proceeding or ceasing to be in full force and effect, or XL Group denying or disaffirming its guarantee other than by reason of the termination of the indenture or the release of such guarantee in accordance with the indenture.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. The applicable Issuer shall certify to the trustee quarterly as to whether any default exists.

In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the applicable Issuer (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities of any series will be convertible or exchangeable for other securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities, at the applicable Issuer’s option or automatic (upon a specified date or upon the occurrence of a specified event), the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

The trustee for each series of debt securities will be specified in the prospectus supplement relating to such series. Each indenture contains certain limitations on the right of the trustee, as creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

The trustee may resign at any time with respect to each series of debt securities by giving written notice thereof to the applicable Issuer. The trustee may be removed at any time, upon a 30 day’s notice, with respect to each series of debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to the applicable Issuer. In addition, the applicable Issuer may also remove the trustee with or without cause if the applicable Issuer so notifies the trustee 30 days in advance and if no default occurs or is continuing during the 30-day period.

Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

The indentures and the debt securities are governed by the laws of the State of New York, without giving effect to principles of conflicts of laws of such State.

Global Securities; Book-Entry System

XL Group or XL-Cayman, as the case may be, may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series.

“Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither the applicable Issuer nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder.

Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, the applicable Issuer and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the applicable Issuer nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed by lot. None of the applicable Issuer, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither the applicable Issuer nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable Issuer within 90 days, the applicable Issuer will issue individual debt securities in exchange for the global security representing such debt securities.

All moneys paid by the applicable Issuer to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the applicable Issuer and the holder of such debt security thereafter may look only to the applicable Issuer for payment thereof.

PLAN OF DISTRIBUTION

XL Group and XL-Cayman may sell the securities in any of the following ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; (3) through agents; or (4) through any other method permitted by applicable law. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Underwriters or agents in any distribution relating to an at-the-market offering of the securities will be named in the relevant prospectus supplement.

In the event that an underwriter or agent acts as principal, or a broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of those securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In addition, to the extent permitted by law we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement so indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to XL Group or XL-Cayman from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by XL Group and/or XL-Cayman or through agents designated by XL Group and/or XL-Cayman from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Group and/or XL-Cayman to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, XL Group and/or XL-Cayman will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as XL Group’s or XL-Cayman’s agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Group or XL-Cayman and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, XL Group or XL-Cayman will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Group or XL- Cayman at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Group or XL-Cayman, to indemnification by XL Group or XL-Cayman against certain civil liabilities, including liabilities under the Securities Act or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Group and/or XL-Cayman in the ordinary course of business.

Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange and the Bermuda Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Morgan, Lewis & Bockius LLP. Certain legal matters with respect to the securities under the laws of Ireland will be passed upon for XL Group by A&L Goodbody, Dublin, Ireland. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for XL-Cayman by Maples and Calder, Grand Cayman, Cayman Islands.

EXPERTS

The financial statements incorporated in this prospectus by reference to XL Group’s Current Report on Form 8-K dated October 31, 2014 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of XL Group for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the change in the composition of reportable segments as described in Note 4 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS

XL Group is an Irish public limited company. XL-Cayman is a Cayman Islands exempted company. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Group, XL-Cayman or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Group or XL-Cayman with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, its United States agent appointed for that purpose.

XL Group has been advised by A&L Goodbody, its Irish counsel, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	the judgment must be for a definite sum;

•	the judgment must be final and conclusive; and

•	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the procedural rules of the court issuing the foreign judgment have not been observed, if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

An Irish court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon United States federal securities laws. Certain remedies available under the United States federal securities laws may not be enforced by Irish Courts if deemed to be contrary to public policy in Ireland.

XL-Cayman has been advised by Maples and Calder, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the

United States (or any political subdivision thereof), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in the Cayman Islands, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement and there are grounds upon which the Cayman Islands courts may choose not to enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to public policy of the Cayman Islands.

XL Group plc

Ordinary Shares
Preference Shares
Depositary Shares
Ordinary Share Warrants
Ordinary Share Purchase Contracts
Ordinary Share Purchase Units
Debt Securities
Guarantees of XLIT Ltd. Debt Securities

XLIT Ltd.

Debt Securities
Fully and Unconditionally Guaranteed by XL Group plc

November 4, 2014

$1,033,000,000

$  % Subordinated Notes due 2025
$  % Subordinated Notes due 2045

Prospectus Supplement

March  , 2015

Joint Book-Running Managers

Morgan Stanley
Goldman, Sachs & Co.
Citigroup
Deutsche Bank Securities
HSBC